UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 25, 2015

PeerLogix, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-191175	46-4824543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 7th Ave., 17th Floor, New York, New York 10018	02840
(Address of principal executive offices)	(Zip Code)

(914) 550-9993

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our existing and anticipated operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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EXPLANATORY NOTE

As used in this Current Report, the terms the “Company”, “we,” “us,” and “our” refer to the Registrant, Realco International, Inc., a Nevada corporation, and its wholly-owned subsidiary PeerLogix Technologies, Inc., a Delaware corporation, after giving effect to the Share Exchange, unless otherwise stated or the context clearly indicates otherwise. The term “Realco” refers to Realco International, Inc., the Nevada corporation, before giving effect to the Share Exchange, and the term “PeerLogix” refers to PeerLogix Technologies, Inc. (the Delaware corporation formerly known as “PeerLogix, Inc.”), before giving effect to the Share Exchange.

All references in this Current Report on Form 8-K to (i) shares, warrants and options of Realco outstanding after the Closing of the Share Exchange; (ii) New Warrants, New Options and shares of common stock issued to PeerLogix shareholders in the Share Exchange; and (iii) Units and Investor Warrants issued to Investors in the Offering, other than the shares subject to the Share Cancellation and as may otherwise be indicated herein, give effect to a 4.04 for 1 forward Stock Split on September 15, 2015.

On August 14, 2015, Realco entered into a share exchange transaction whereby all of the shareholders of PeerLogix, a privately held Delaware corporation, exchanged all of their shares of common stock for newly issued common shares of PeerLogix (the “Share Exchange”). As a result of the Share Exchange, Realco acquired the business of PeerLogix, and will continue the existing business operations of PeerLogix, as a wholly-owned subsidiary. Realco and PeerLogix will be managed by PeerLogix management after effectiveness of the Share Exchange.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of Realco International, Inc. (the “Company”), filed with the United States Securities and Exchange Commission on August 14, 2015 (the “Original Filing”) which contained March 31, 2015 financial statements for the Company and withheld disclosure of the name of the Placement Agent, pending the final closing of the Company’s Offering.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

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TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement	5

Item 2.01.	Completion of Acquisition or Disposition of Assets	5

	The Share Exchange And Related Transactions	5

	Description Of Business	7

	Risk Factors	13

	Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	23

	Description Of Property	30

	Security Ownership Of Certain Stockholders And Management	30

	Directors And Executive Officers	31

	Executive Compensation	23

	Certain Relationships And Related Transactions	34

	Description Of Capital Stock	35

	Market For Common Equity And Related Stockholder Matters	37

	Legal Proceedings	38

	Recent Sales Of Unregistered Securities	38

	Indemnification Of Officers And Directors	38

	Part F/S	39

	Index To Exhibits	39

	Description of Exhibits	39

Item 3.02	Unregistered Sales of Equity Securities	39

Item 4.01	Changes in Registrant’s Certifying Accountant	40

Item 5.01	Changes in Control of the Registrant	40

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	40

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	40

Item 5.06	Change in Shell Company Status	40

Item 9.01	Financial Statements and Exhibits	40

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Item 1.01.     Entry into a Material Definitive Agreement

On August 14, 2015, the Company entered into an Agreement and Plan of Reorganization, which we refer to in this Current Report as the “Share Exchange Agreement”, and completed the Share Exchange. For a description of the Share Exchange and the material agreements entered into in connection with the Share Exchange, please see the disclosures set forth in Item 2.01 of the Original Filing, which disclosures are incorporated into this item by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

The Share Exchange

On August 14, 2015, Realco, PeerLogix and the shareholders of PeerLogix entered into the Share Exchange Agreement and completed the Share Exchange (which we refer to as the “Closing Date”). A copy of the Share Exchange Agreement was attached as Exhibit 2.1 to the Original Filing and is incorporated herein by reference.

Pursuant to the Share Exchange Agreement, on the Closing Date, all of the shareholders of PeerLogix exchanged all of their shares of common stock for newly issued common shares of Realco. Realco acquired the business of PeerLogix pursuant to the Share Exchange and will continue the existing business operations of PeerLogix as a wholly-owned subsidiary.

Simultaneously with the Share Exchange, on the Closing Date all of the issued and outstanding options and warrants to purchase shares of PeerLogix common stock were exchanged, respectively, into options (the “New Options”) and warrants (the “New Warrants”) to purchase shares of Common Stock of Realco. The number of shares of Common Stock issuable under, and the price per share upon exercise of, the New Options and the New Warrants were the same as those of the original options and warrants of PeerLogix, as a result of a 1 for 1 exchange ratio of securities pursuant to the Share Exchange, which is described in the Share Exchange Agreement. The New Options will be administered under PeerLogix’s 2015 Equity Incentive Plan, which the Company assumed and adopted on the Closing Date in connection with the Share Exchange.

On the Closing Date, an aggregate of 17,050,002 shares of Common Stock was issued to former PeerLogix stockholders and 600,000 New Options and 1,050,000 New Warrants were issued to holders of outstanding PeerLogix options and warrants, respectively. The stockholders of Realco before the Share Exchange, without giving effect to the Offering (as defined below) and after giving effect to the Share Cancellation (as hereinafter defined), retained 990,000 shares of Realco Common Stock, which after giving effect to a 4.04 for 1 split of Realco common stock (the “Stock Split”), became 3,999,600 shares of Realco common stock.

The Share Exchange Agreement contains customary representations, warranties and covenants of Realco, and, as applicable, PeerLogix for like transactions. As a result of the Transaction, a change in control of the Company occurred as of the date of the Share Exchange. The Share Exchange will be treated as a reverse merger and recapitalization of the Company for financial accounting purposes. The historical financial statements of Realco before the Share Exchange will be replaced with the historical financial statements of PeerLogix before the Share Exchange in all future filings with the Securities and Exchange Commission (the “SEC”).

Following closing of the Share Exchange, our board of directors consists of three members. In keeping with the foregoing, on the Closing Date, Jay Lasky, the sole director of Realco before the Share Exchange, appointed William Gorfein, Joshua Partridge and Timothy Askew to fill vacancies on the board of directors, and Mr. Lasky resigned from his position as sole director. Also on the Closing Date, Jay Lasky, the sole officer of Realco, resigned and new executive officers designated by PeerLogix were appointed. The officers and directors of the Company as of the Closing Date are identified in this Current Report under the heading “Directors and Executive Officers.”

Before the Share Exchange, Realco’s board of directors adopted the 2015 Equity Incentive Plan, which was submitted to and approved by the shareholders of the Company prior to the closing of the Share Exchange. The 2015 Equity Incentive Plan provides for the issuance of up to 3,000,000 shares of Common Stock as incentive awards granted to executive officers, key employees, consultants and directors. In addition, the Company assumed and adopted PeerLogix’s 2015 Equity Incentive Plan, and as described above option holders under that plan will be granted New Options to purchase Common Stock. No further options will be granted under the 2015 PeerLogix Equity Incentive Plan. The parties intend that the Share Exchange be treated as a tax free exchange under Section 368 of the Internal Revenue Code of 1986, as amended.

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The issuance of shares of Common Stock to holders of PeerLogix’s capital stock in connection with the Share Exchange was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

The Offering

Concurrently with the closing of the Share Exchange and in contemplation of the Share Exchange, the Company completed a private offering (the “Offering”) of 1,418,333 units of its securities (“Units”), at a price of $0.60 per Unit. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrants (the “Investor Warrants”) are exercisable for a period of five years at a purchase price of $0.72 per share of Common Stock. The Offering was made only to accredited investors, as defined under Regulation D, Rule 501(a). On the Closing Date, the investors in the Offering collectively purchased 1,418,333 Units for total cash consideration of $851,000. On September 10, 2015, subsequent to the Closing Date, the Company sold an additional 265,000 Units in the Offering for gross proceeds of $159,000 (the “Final Closing”), bringing the total number of Units sold in the Offering to 1,683,333 Units, with gross proceeds from the Offering of $1,010,000.

The sale of Units in the Offering was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Offering, no general solicitation was made by us or any person acting on our behalf. The Units were sold pursuant to transfer restrictions, and the certificates for shares of Common Stock and Investor Warrants underlying the Units sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

The Company paid its Placement Agent, WestPark Capital, Inc. (the “Placement Agent”) a commission of 10% of the funds raised from such investors in the Offering. In addition, the Placement Agent received warrants to purchase a number of Units equal to 10% of the Units sold to investors in the Offering. As a result of the foregoing arrangement, at the initial closing of the Offering, the Placement Agent was paid commissions of $110,630 and was issued warrants to purchase 141,833 Units at an exercise price of $0.60 per Unit. At the Final Closing of the Offering, the Placement Agent was paid commissions of $15,900 and was issued warrants to purchase 26,500 Units at an exercise price of $0.60 per Unit. The Placement Agent also received payment of a 3% non-accountable expense allowance at each of the Closing and the Final Closing.

The form of the Investor Warrant issued in the Offering was originally filed as Exhibit 10.8 to the Original Filing and is incorporated herein by reference.

The PeerLogix Private Sale

Prior to the commencement of the Offering, PeerLogix completed a Financing (the “PeerLogix Offering”), wherein it sold 1,000,000 of its Units to Accredited Investors (the “PeerLogix Units”) at a price of $0.50 per PeerLogix Unit. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrants are exercisable for a period of five years at a purchase price of $0.60 per share of Common Stock.

The sale of PeerLogix Units (including the common stock, warrants and the common stock underlying the warrants, was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Offering, no general solicitation was made by us or any person acting on our behalf. The PeerLogix Units were sold pursuant to transfer restrictions, and the certificates for shares of common stock and warrants underlying the PeerLogix Units sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

PeerLogix paid the Placement Agent a commission of $50,000 (10% of the funds raised from such investors in the PeerLogix Offering) in connection with the PeerLogix Offering. In addition, the Placement Agent received warrants to purchase 50,000 PeerLogix Units at a price of $0.60 per PeerLogix Unit.

Registration Rights

All of the securities issued in connection with the Offering, the PeerLogix Offering and the Share Exchange (collectively the “Transactions”) are “restricted securities,” and as such are subject to all applicable restrictions specified by federal and state securities laws. In connection with the PeerLogix Offering, the Offering and the Share Exchange, the Company entered into registration rights agreements with all of its shareholders. Under the terms of the registration rights agreements, the Company has committed to file a registration statement covering the resale of (i) all shares of common stock outstanding as of the Closing; (ii) all of the shares of common stock underlying the Investor Warrants and the warrants that were included in the PeerLogix Units; (iii) all of the shares issuable upon exercise of the Placement Agent Warrants (and the shares underlying the warrants issuable upon exercise of such Placement Agent Warrants) issued in the Offering and the Peerlogix Offering within 60 days from the Closing Date (the “Filing Deadline”), and shall use commercially reasonable efforts to cause the registration statement to become effective no later than 90 days after it is filed (the “Effective Deadline”).

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The Company has agreed to use reasonable efforts to maintain the effectiveness of the registration statement through the one year anniversary of the date the registration statement is declared effective by the SEC, or until Rule 144 of the Securities Act is available to investors in the Offering with respect to all of their shares, whichever is earlier.

The holders of any registrable securities removed from the Registration Statement a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for the shares of Common Stock or Common Stock underlying such warrants with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement which would permit the inclusion of these shares. The form of the registration rights agreement was attached as Exhibits 10.3, 10.4, and 10.5 to the Original Filing and is incorporated herein by reference.

Share Cancellation Agreement

Contemporaneous with the closing of the Share Exchange, all 18,000,000 shares of Realco common stock owned by Captain’s Crew LLC (pre-stock-split) were cancelled for no consideration (the “Share Cancellation”).

Current Ownership

Immediately after giving effect to the Transactions, the options granted under the 2015 Plan (that were assumed by the Company), and the warrants issued to the Placement Agent in connection with the Offering and the PeerLogix Offering and the issuance of the New Warrants and the Investor Warrants, there were issued and outstanding securities of the Company as of the date of this Report:

•	22,732,935 shares of Common Stock;
•	No shares of preferred stock;
•	Options to purchase 600,000 shares of Common Stock granted under the 2015 PeerLogix Plan;
•	Investor Warrants to purchase 1,683,333 shares of Common Stock at a price of $0.72 per share issued to the investors in the Offering; and 168,333 warrants to purchase Units at a price of $0.60 per unit issued to the Placement Agent in the Offering.
•	New Warrants issued to PeerLogix Investors to purchase 1,000,000 shares of Common Stock at $0.60 per share and 50,000 warrants exercisable at a price of $0.60 per share issued to the Placement Agent in connection with the PeerLogix Offering.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse merger” and recapitalization and PeerLogix is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements prior to the Share Exchange will be those of PeerLogix, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of PeerLogix, historical operations of PeerLogix and operations of PeerLogix from the Closing Date of the Share Exchange. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange.

DESCRIPTION OF BUSINESS

Immediately following the Share Exchange, the business of PeerLogix became the business of the Company.

Overview

PeerLogix is a data aggregation company providing a proprietary software as a service (“SAAS”) platform which enables the tracking and cataloguing of Torrent files and Torrent networks in order to determine consumer trends and preferences based upon media consumption. PeerLogix’s patent pending platform collects Torrent data, including IP addresses of the uploading and downloading parties (e.g., location), the name, file type, media type (whether movie, television, documentary, music, e-books, software, etc.), and genre of media downloaded, and utilizes licensed and publicly available demographic and other databases to further filter the collected data to provide insights into consumer preferences to digital advertising firms, product and media companies, entertainment studios and others.

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Industry Background

Brand advertisers and consumer product companies utilize a broad array of consumer data on which to base advertising decisions. They have traditionally relied upon information collected from legacy media distribution providers to base their research (e.g., Comcast and other cable providers). These traditional methods are inherently inefficient by today’s standards and are often times cost-prohibitive due to their fragmented nature, relying upon separate, non-integrated legacy providers for television and music research related to consumer preferences.

Digital surveying methods provide a solution to many of the inefficiencies present with traditional methods. As a result, advertisers, agencies, entertainment studios and others are rapidly adopting digital methodologies to augment their traditional practices. One such digital surveying method yet to be widely implemented is Torrent measurement, which PeerLogix believes is a significant market opportunity.

In today’s digital world, consumers have access to media, television shows, music, movies, video games and software through a number of growing and fragmented methods and providers. This change in behavior and habits is an evolution resulting from technological innovation, and has resulted in greater choice and democratization amongst consumers. The resulting digital empowerment has directly lead to the birth of platforms providing consumers direct access to media, which often times circumvent legacy providers previously relied upon for distribution such as traditional cable providers).

One of the more prominent digital platforms to arise has been Torrent (e.g., Popcorn Time, BitTorrent, Vuse). Torrent enables consumers to share TV shows, music, movies, video games and software directly with one another, rather than relying on a centralized source (e.g., iTunes, Netflix). Since Torrent is such a widely used platform for digital media consumption, demographic data related to its use can provide digital agencies and consumer product companies with a wide variety of critical and yet untapped information about consumers enabling them to target their messages and offerings to such consumers.

Marketing and Advertising Industry Implications

PeerLogix believes Torrent data represents a substantial improvement over search and other tracking data utilized to obtain marketing insights, as Torrent data reflects actual consumption of media with respect to which the downloading party has taken an affirmative effort to obtain, as opposed to search data, such as Google, which can reflect pure curiosity.

Through rigorous testing and analysis, PeerLogix has been able to show that on a general basis, the domestic population of Torrent users most commonly resides in middle to upper-middle class households, possessing greater than average levels of discretionary income. These results run contrary to general public perception of Torrent users, which is individuals who are unable to afford market priced content and unlikely to convert into sales for consumer product companies. PeerLogix sees this dichotomy as a significant opportunity in the market place, as the Company’s prospective core client base, digital agencies and consumer product companies, proactively seek to new audiences deemed financially worthy of sales and advertising efforts.

PeerLogix Torrent Opportunity

Torrent Usage and Activity

Torrent is a geography agnostic platform used by approximately 130 million people worldwide to share TV shows, movies, music, video games and software with one another. All major entertainment content is available to consumers using Torrent to access media. Of this population of Torrent users, approximately 40 million reside in the United States and 90 million are distributed throughout all major and developing countries of the world.

Torrent activity represents one of the most significant categories of global Internet usage, comprising approximately 22% of all Internet traffic. Although Torrent data available at any one point in time is ephemeral and is then lost, PeerLogix has been storing and continues to store all such data in a fully scalable database which has been aggregating the results since approximately January 1, 2014, providing the distinctive ability to provide trend data on the basis of media consumption. The Company’s proprietary platform operates on an automatic basis with little human interaction and continually acquires and catalogues Torrent data in real time, obtaining millions of data points daily.

PeerLogix Platform

Our proprietary technology enables the tracking and cataloguing of Torrent files and Torrent networks in order to determine consumer trends and preferences based upon media consumption. PeerLogix’s patent pending platform collects Torrent data, including IP addresses of the uploading and downloading parties (e.g., location), the name, file type, media type (whether movie, television, documentary, music, e-books, software, etc.), and genre of media downloaded. We utilize licensed and publicly available demographic and other databases to further filter the collected data to provide insights into consumer preferences to digital advertising firms, product and media companies, and others.

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How is Torrent Utilized?

Typical steps taken for an “everyday person” to download media using Torrent are: a) search for a respective piece of media (e.g., Classic Rock Music) using a commonly accessible search engine (e.g., Google, Yahoo); b) download a small .torrent file representing the internet coordinates of the desired media content to the consumer’s local computer; and c) open the aforementioned .torrent file utilizing a commonly available Torrent client (e.g., BitTorrent, Vuze) to download the entirety of the desired media content to the consumer’s local computer.

PeerLogix Application

Market

Understanding customer and target audience information is of the upmost importance for organizations undertaking media planning activities. As marketing becomes increasingly data-centric, the ability to obtain rich insights about consumers’ media preferences is expected to represent a significant competitive advantage for PeerLogix’s clients.

According to International Data Corporation (IDC), the Global Big Data technology and services industry represents over a $14 billion market in 2014, with a compound annual growth rate of 18.5 percent. This is the market targeted by PeerLogix.

The PeerLogix platform analyzes our proprietary Torrent Library of over 400 million media downloads and overlays it with select third party demographic and behavioral datasets to determine the degree of likelihood a client’s target audience is to be interested in a specific TV show, musical artist, movie, video game and/or commercial software package. By blending Torrent data with third party datasets, our platform enables media pattern identification and tracking and furthermore, enables clients to test assumptions about who their customers really are and the specific media those customers truly value.

Our offering will be bundled as a Software-as-a-Service (SaaS) application that is a personalized dashboard delivering fully automated, real-time insights and analysis. The application automatically updates information, visualizations and stated trends based on on-going worldwide Torrent activity.

Application Main Features

Simplicity

To facilitate easy adoption, PeerLogix’s SaaS application does not require any download or installation from clients. Users are provided a login are able to gain easy access from anywhere in the world.

Ease of use

PeerLogix has invested resources into user design, and prioritized user-experience within the product. The result is an easy to use interface that reflects the psychology and preferences of PeerLogix clients. PeerLogix’s application incorporates cutting-edge charts and visualizations to enhance user experience, to meet the demands of companies in today’s marketplace. The result is a format that the company believes will result in faster adoption and market penetration for PeerLogix’s solution.

Compliance

Working under a client-server architecture, usage and adoptability statistics are monitored and consequently viewable by the management of PeerLogix clients, enabling clients to effectively gauge ROI directly attributable to the PeerLogix’s solution.

Product Architecture

Architecture

The client-server cloud-based architecture provides several key advantages for the security, scalability and redundancy of the infrastructure.

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Client Security

The PeerLogix application is a “thin client”, meaning all requests, proprietary data and algorithms reside on the server side. All communications between the Dashboard and servers are through an encrypted channel.

Server Scalability and Redundancy

All of our web services are hosted on the Amazon EC2 cloud, which is a web service that provides resizable compute capacity in the cloud. Our current architecture allows us to further scale out (add more servers) and/or scale up (add more capacity to an existing server) within minutes, and our current architecture has been tested successful under heavy stress tests. Additionally, our load balancers enable updates and maintenance without any downtime and all of its data is backed up and mirrored between two SQL servers.

Server Security

PeerLogix web services on Amazon EC2 have gone through a hardening process to enhance their security according to known practices, and all algorithms and data servers are isolated from the internet. Only requests originating from our Dashboard are delivered to our data servers, with all other connection requests ignored.

PeerLogix’s Proprietary Torrent Monitoring System

The Torrent protocol is a communications protocol that enables computers to share Media Files (e.g., TV shows, movies, music, video games and commercial software). Rather than making a single TCP connection, Torrent enables a single user to download Media over many small data requests over different IP connections from a multitude of distributing computers simultaneously, resulting in quicker and more reliable download speeds for the user. A Torrent Client utilized by an individual uses files with an extension of “.torrent” to coordinate Media File distribution by locating other computers in any geography of the world sharing part or the entirety of the contents of said Media File. To accomplish this series of actions, the Torrent Client running on the distributing/sharing individual’s computer breaks the Media File into a number of smaller but identically sized pieces. Pieces are typically downloaded by the downloading individuals Torrent Client non-sequentially, and are rearranged into the correct order by the receiving Torrent Client on the downloading individual’s computer (see below). Typical Media File sharing architecture utilizing Torrent Protocol (PeerLogix technology not depicted):

Search Scraper

PeerLogix’s Search Scraper scans websites and message forums to find .torrent files, extracts their web addresses, and subsequently downloads any ..torrent files found into a MySQL database. This process mimics the behavior a person would undertake to obtain .torrent files. PeerLogix believes its proprietary search technology is capable of finding the vast majority of .torrent files in existence on the internet.

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Accuracy & Geo-location

PeerLogix incorporates a third party geo-location service provided by Digital Element to determine authenticity of IP Addresses as well as their physical geographic location to an accuracy of a few hundred yards. IP Addresses deemed to be VPNs or using an alternative masking service are flagged, giving us the ability to filter them out during later analysis steps, if deemed necessary. Information we are able to directly conclude about Torrent users as a result of their IP Address are: Country, Region/State, City, ZIP/Postal Code, Internet Connection Type & Speed, Mobile Carrier (if applicable), Latitude/Longitude (approximate), Internet Service Provider, Home/Business, Company Name (if applicable).

Consumer Privacy

PeerLogix Torrent data meets anonymity standards necessary to be classified as non-personally identifiable data (Non-PII), and all contributors have taken an affirmative effort to participate in, or contribute to the respective Torrent Network or Networks containing media files of interest. As a result, PeerLogix’s data collection methods meet or exceed the current accountability and data collection standards of domestic and international government and regulatory organizations.

Market Positioning & Product Expansion

Worldwide Solution

PeerLogix sees its large swath of international data as a significant competitive advantage compared to alternative data offerings. Our data is contributed to by individuals from the vast majority of countries in the world. As a result, we have the ability to offer clients information giving them a strategic advantage when entering new markets, such as understanding the cultural preferences of local populations, consequently better positioning products with locally preferred music artists, television or movie content.

Competitive Advantages

PeerLogix, and the Torrent data we collect possess three significant competitive advantages to other data sources.

•	Scale – Torrent users, and consequently each data point we collect, represent individuals from the vast majority of countries around the world. As a result, we are able to measure specific media preferences of populations in most countries, and are not limited to predefined major markets. Clients of PeerLogix are able to gain significant competitive advantages understanding media preferences within new markets they choose to enter with their products (e.g., introducing a new consumer packaged good into a select province of India or Indonesia).
•	Granularity – Our Torrent tracking mechanisms are location agnostic, and our incorporated geolocation service is able to identify the physical location of a Torrent user within the accuracy of a few hundred yards. As a result, our offering is able to determine media preferences on a neighborhood-by-neighborhood level (e.g., television preferences in Manhattan vs Brooklyn), providing clients first of its kind abilities previously unattainable with transactional data.
•	Transactional Data – Each Torrent user and Torrent transaction we collect in our database represents an affirmative action taken by the Torrent user to obtain and watch/listen to the content. We believe PeerLogix is the only company able to provide transactional media information on a worldwide basis, in every major and developing country.

Expanding Value of Torrent Data

Third Party Datasets

PeerLogix has also collected third party nonproprietary datasets from a multitude of data brokers. These datasets include: Consumer Lifestyles, Sports, Household Characteristics, Financial, Apparel Preferences, Charitable Causes, Political Leanings, Parenting, Hobbies, Food, Travel, Pets, Automotive, Income, Home Market Valuations, Net Worth, Credit Worthiness, Languages, Ethnicities, Gender, Education, Occupation, Children, Marital Status and Religion. All third party data is collected anonymously and aggregated by zip code. By aggregating in this method, we are able to overlay information from one or a combination of these datasets to build a profile of popular characteristics associated with Torrent populations.

PeerLogix believes the following implementations, which further-enhance Torrent analysis, provide significant market opportunities for the Company, as well as unique value propositions not identically available from alternative date solutions. Implemented applications include:

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PeerLogix Dashboard Primary Features

Audience Analysis - Clients of PeerLogix are able to select a single musical artist, television show, movie, ebook or video game, and discover generalized audience characteristics of the population of downloaders (e.g., the demographics of Jay-Z listeners). This analysis has many applications, and provides entertainers, content owners and studios an easier ability to understand the underlying audience characteristics of content they produce. This facilitates simpler and more efficient marketing efforts and better evaluation of potential merchandising opportunities.

Media Analysis – Conversely to the aforementioned Audience Analysis, clients of PeerLogix are able to select a single or multitude of demographics and behaviors from our aggregated third party data, and the PeerLogix Dashboard will calculate highly correlated Torrent downloads associated with those demographics and behaviors, This enables the determination of preferred media preferences of people exhibiting said characteristics (e.g., soccer fans who have a high degree of credit worthiness prefer watching Breaking Bad and Game of Thrones). This analysis has many applications, including but not limited to determining ideal placement of advertising in respect to television programming, assisting agencies and others to direct advertising spend across campaigns and projects.

Development Pipeline

We plan to expand our product and service offerings by including additional products that cater to the marketing and advertising needs of our core client base. These offerings include:

-	Digital Advertising Delivery
o	A data pipeline to Digital Advertising Exchanges, enabling direct advertising to Torrent users for clients of said Digital Advertising Exchanges. Utilizing this model, we expect that PeerLogix would receive a royalty payment for each advertising impression shown. The primary advantage of this model is immediate scalability to hundreds (and perhaps thousands) of clients who are already customers of said Digital Advertising Exchanges.
o	PeerLogix Digital Advertising Server, enabling website owners who are frequented by Torrent users to receive advertising campaigns facilitated by PeerLogix to their websites. Music and entertainment marketers are increasingly appropriating advertising budgets to target users using music streaming services (e.g., Pandora, Spotify), and PeerLogix sees this model as a compliment to such efforts.

Revenue Model

Revenue from Clients

The PeerLogix solution will be sold on a subscription basis, with estimated annualized revenues per client between $24,000 and $96,000. We intend to offer various pricing schemes to accommodate Agencies, Entertainment Studios, Trading Desks, and others. As with most subscription based services, we intend to offer different subscription packages for ongoing support, such as an ongoing support license. Over time, we intend to apply optimization techniques to determine different pricing schemes.

We will offer our clients both online and invoice billing. Online billing will enable easy payment from the client’s business checking account or check card. Invoice billing will require a traditional commercial document being issued by PeerLogix to clients on a monthly basis, typically providing net 30 payment terms.

Foundational Marketing Efforts

Public Relations. We intend to generate both international and local media coverage for PeerLogix’s offerings, through a variety of channels, including media articles and interviews with management. To date, we have been approached by representatives of several international media companies expressing interest in covering PeerLogix developments through earned media, such as news announcements and content creation. Our proactive efforts will be supported by local public relations agencies. We will attempt to focus our efforts on media channels and publications that target advertising and marketing issues, as well as small cap financial industry publications.

Online Marketing. We intend to utilize online campaigns that are designed to direct additional potential customers to our offerings. Rigorous social media profiles on top platforms will assist in bolstering PeerLogix’s value proposition to the market; top platforms include: Facebook, LinkedIn, Twitter, Wikipedia.

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We believe in utilizing Earned Media to bolster PeerLogix’s value proposition to both client and investor markets. Core areas of concentration will include: publishing company news and industry news via distribution channels, including 1st party blogs and investor relations webpages; social media feeds, including: Facebook, LinkedIn and Twitter; weekly and quarterly newsletters intended to provide proprietary value to companies in our industry (e.g., ADP Quarterly Jobs Report vs PeerLogix Quarterly Media Report).

Thought Leadership. Management intends to develop periodic thought leadership pieces on advertising data and the current and future state of media trends. By participating in industry events and conferences, we plan to position ourselves as a source of imminent and forthcoming insight for emerging trends in media and consumer data sciences. We intend to originate much of this messaging from events, both hosted by and participated in by PeerLogix, to then continue the topics and conversation through aforementioned social media channels. These “Community Building” efforts are intended to organically build interest in PeerLogix both in our industry and in the financial markets.

Acquisition Costs

Because we offer a software solution, our primary variables in respect to expenses are sales efforts, customer acquisition costs and customer churn.

Customer Acquisition Costs.

We continually evaluate our customer acquisition costs with the intent of optimizing our marketing channels and marketing messages. We anticipate Investor and Public relations costs to comprise a noteworthy percentage of our overall budget. PeerLogix’s management intends to implement a broadly inclusive plan, with the intention of drawing a significant amount of attention to our value proposition for client industries, as well as the company’s compelling investment thesis to the public markets. Furthermore, these efforts are intended to augment efforts undertaken by our presales partner, Corporate Rain International (see below), to prompt quicker market penetration of the PeerLogix Dashboard. Specific efforts will include, but are not limited to: PR strategy, media relations, news announcements, content creation, thought leadership development and traditional and digital advertising. The Company has planned allocating approximately $350,000 to customer acquisition, marketing, sales, public relations and investor relations efforts over an initial 12 month period, with further budgeting to be determined thereafter.

Churn

SaaS churn is the rate at which SaaS customers, such as those who become clients of PeerLogix, cancel their recurring revenue subscription. It is a general indicator of customer dissatisfaction, cheaper and/or better offers from competitors, more successful sales and/or marketing by competitors, or reasons having to do with the customer life cycle. 5-8% annual churn rates are generally experienced by SaaS companies offering analytics products, and PeerLogix management anticipates similar results with its own customer retention.

Corporate Rain

We have engaged with a preeminent lead generation and presales outsourcing firm, Corporate Rain International. Tim Askew, a member of our Board of Directors, is the founder and CEO of Corporate Rain. Corporate Rain’s lead generation abilities are intended to accelerate PeerLogix’s market penetration and growth rate.. Efforts undertaken by our Public Relations engagement(s) are intended to augment and enhance the capabilities of our presales staff provided by Corporate Rain. Primary values PeerLogix receives from such an engagement are:

-	Prospecting List – Because PeerLogix applications are diversely applicable throughout advertising and marketing, a well-documented and vetted prospecting list of potential PeerLogix clients is pivotal for ensuring successful and efficient targeted sales practices.
-	Sales Campaigns – Bringing a new SaaS product to market requires proper market education to encourage adoption. In addition to our generalized Public Relations efforts, our Sales Campaigns are intended to deliver PeerLogix’s value proposition in a more targeted manor, directly to prospective clients.
-	Trade Show Campaigns – In an effort to grow PeerLogix’s Earned Media, the CEO and select other staff members will participate in trade shows and speaking panels to broaden the market’s perception of PeerLogix’s role as “thought leaders” in data analytics and consumer sciences.
-	City Blitzes – PeerLogix, through its coordinated presales development, intends to implement hyper-focused sales efforts in targets cities immediately following tradeshow participation.

Through these marketing, public relations, investor relations and presales efforts, the Company hopes to generate sufficient market interest to support sales, and therefore targeted revenue projections.

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Customer Support

To ensure customer satisfaction, our customer support efforts include both proactive and responsive models.

Proactive

We have developed an event-driven automatic system that notifies PeerLogix support to errors faced by clients. Errors that could potentially be present in new releases of our platform are able to be detected by our support staff immediately after a client experiences them.

Responsive model

We intend to offer online and telephone support for clients to support our products and offerings.

Intellectual Property

We have filed a patent application, including a secondary continuation-in-part (CIP) patent, on our proprietary Torrent tracking technology and business applications. We have patent pending status currently in the United States (US 13/847,418), Europe, Australia, Canada, Japan and Israel.

We have also filed a PCT (Patent Cooperation Treaty) application in China, India, Brazil and Mexico to preserve our ability to later file in these countries.

In additional to our patent portfolio, it should be restated that our proprietary database contains 18 months of Torrent media consumption that cannot be acquired or recreated by new market entrants, as Torrent data is ephemeral and is therefore lost if not captured. By possessing this historical information, we are afforded the unique ability to analyze historical trends that a potential future competitor would not be capable of upon entrance to the market.

Competition

Our primary competitors are Nielsen, Kantar (a subsidiary of WPP Group) and Rentrak. Secondary competitors include Google’s Trends offering and Facebook’s suite of advertising tools. All of these companies have significantly greater resources than PeerLogix. Nielsen’s and Rentrak’s services are largely based on sampling methodologies with a small sample in each market used to measure television and movie viewing behaviors These are the standards currently employed for the measurement of television and movie behavior for advertising purposes, referred to often times as the “sample currency.” Facebook’s and Google’s services are based on sampling of their users’ posts and search activity which is used to determine present and emerging curiosity of people who participate on their platforms.

We expect to enjoy a unique competitive position, derived from the scale, granularity and the transactional nature of our data. Our services and systems differ from a sampling service (e.g., Nielsen) in that we possess a measurement system based on a massive amount of passively-collected viewing and listening activity. This results in far more granular, reliable and predictable determination of consumers’ actual preferences as compared to either a small, compensated sample approach (e.g., Nielsen) or search engine data which is merely an expression of interest and not listening or viewing intent.

Although we believe we are currently able to compete effectively in our market, we may not be able to do so in the future or be capable of maintaining or further increasing our market share. A failure to compete successfully in our market could adversely affect our business and financial condition.

Employees

We currently have six employees in the United States and three in Israel, of whom six are full-time employees, and three are part-time employees contributed by Corporate Rain International. One of our domestic and all three of the Israeli staff focus on research and development. Our director, Timothy Askew, is the Founder and CEO of Corporate Rain International, which is an elite international sales outsourcing boutique and consulting firm. None of our employees is represented by a labor union, and we consider our employee relations to be good. We also utilize a number of consultants to assist with research and development and commercialization activities, generally on a monthly retainer basis.

We intend to hire additional personnel to focus on account management, development, marketing, customer support and technological support.

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Description of Property

Our executive officers are located in leased premises at 500 7th Ave., 17th Floor, New York, New York 10018 and our phone number is 914-550-9993.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources in the defense of our intellectual property rights in the future if we believe that our rights have been violated. We also anticipate that we will expend significant financial and managerial resources to defend against claims that our products and services infringe upon the intellectual property rights of third parties.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS AND SPECIAL CONSIDERATIONS

This Report contains forward-looking statements.

Information provided in this Report and in the Exhibits to the Original Filing may contain forward-looking statements, which reflect management’s current view with respect to future events and the Company’s performance. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings and marketing and sales strategies.

PeerLogix operates in a highly competitive and highly regulated business environment. The Company’s business can be expected to be affected by government regulation, economic, political and social conditions, business’ response to new and existing products and services and services, technological developments and the ability to obtain and maintain patent and/or other intellectual property protection for its products and intellectual property. The Company’s actual results could differ materially from management’s expectations because of changes both within and outside of the Company’s control.

Risks Related To Our Business and Our Industry

We are a company that has a limited operating history and it is difficult to predict our future growth and operating results.

As of the date of this Report, the Company had limited capital and no operating history. Therefore, the Company is subject to the risks involved with any speculative early-stage enterprise. There is no assurance that the Company will be able to successfully structure, market and distribute its products or services. The Company may experience continuing net losses and negative cash flows from operations. The extent of continuing losses and negative cash flows from operations and the time required to reach profitability are highly uncertain. There is no assurance that the Company will be able to achieve profitability or that profitability, if achieved, can be sustained on an ongoing basis. Such risks for the Company include, but are not limited to:

•	An evolving, unpredictable and unproven business model;
•	An intensely competitive developing market with low barriers to entry;
•	Rapidly changing technology;
•	Managing growth;
•	Dependence on key personnel;
•	Limited operating capital and limited access to credit; and
•	Other unforeseen changes and developments.

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In order to address these risks, the Company must, among other things:

•	Implement and successfully execute its business strategy;
•	Provide superior customer service;
•	Respond to competitive developments;
•	Attract, retain and motivate qualified personnel; and
•	Respond to unforeseen and changing circumstances.

The Company cannot assure you that it will succeed in addressing these risks.

We have not generated any revenues to date and have a history of losses since inception

PeerLogix has not generated any revenue to date and, through the date of this Report, has incurred net losses of approximately $844,000 since its formation in 2013. It can be expected that the Company will continue to incur significant operating expenses and continue to experience losses in the foreseeable future. As a result, the Company cannot predict when, if ever, it might achieve profitability and cannot be certain that it will be able to sustain profitability, if achieved.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

In its audit opinion issued in connection with our consolidated balance sheets as of December 31, 2014 and 2013 and our consolidated statements of operations, stockholder’s deficit and cash flows for the years ended December 31, 2014 and 2013, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern given our recurring net losses, negative cash flows from operations and working capital deficiency. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should we be unable to continue in existence.

The Company will face substantial competition

The technology, information, data aggregation and measurement industries are very competitive, and are characterized by large, global businesses that utilize technological solutions as well as physical data aggregation and audience measurement systems to capture and obtain data and segregate such data into products and solutions for sale to various industries. The technology utilized by these businesses is rapidly evolving and the business is intensely competitive. The Company expects such competition to intensify in the future. Barriers to entry are minimal, allowing current and new competitors to launch new services at a relatively low cost. The Company currently or potentially competes with a variety of other companies. These competitors include major companies such as Neilsen, Comscore, Facebook, Google, Twitter and others. Competition may also arise from the local, national and global companies that may enter the industry such as advertising agencies, media companies and others which, if successful, could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

The Company believes that the principal competitive factors in the data aggregation industry are:

•	Brand name recognition;
•	Customer service;
•	Technological capabilities;
•	Quality of data;
•	Ease of use; and
•	Online availability.

All of the Company’s competitors have operating histories, significant customer bases, greater brand recognition and significantly greater financial, marketing and other resources. Competitors devote greater resources to marketing and promotional campaigns and devote substantially more resources to website and systems development. Increased competition may result in reduced operating margins. The Company cannot assure potential investors that the Company will compete successfully against existing or future competitors.

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The Company’s products will represent new and rapidly evolving technologies

The Company’s product offering depends on new, rapidly evolving technologies and on the marketability and profitability of these products. The Company’s ability to commercialize its products and services will depend upon its ability to develop new products and services to remain competitive; its ability to develop, adopt or have access to new technologies; its ability to successfully implement its marketing and promotion strategy; its ability to have access to Torrent data; its ability to retain and grow the customer base; its ability to provide adequate server, network and system capacity through the Amazon Cloud services or otherwise; the risk of unanticipated increased costs for network services; increased competition from providers of Internet and peer-to-peer services; its ability to maintain and grow market share in the industry; and the risks from changes in U.S. and international regulatory environments affecting Torrent data and data and information aggregation services. The occurrence of any of these risks could have a material adverse effect on the business, prospects, financial condition and results of operations of the Company. In addition, if the Company were unable, for technical, legal, financial or other reasons, to obtain Torrent data, the Company’s business, prospects, financial condition and results of operations would be materially adversely affected.

The Company will need to manage growth

In order to maximize the potential growth in the Company’s market opportunities, the Company believes that it must expand rapidly and significantly. The impetus for expansion will place a significant strain on the Company’s management, operational and financial resources. In order to manage growth, the Company must implement and continually improve its operational and financial systems, expand operations, attract and retain superior management and train, manage and expand its employee base. The Company can give no assurance that it will effectively manage its operations, that its systems, procedures, or controls will adequately support its operations or that the Company’s management will successfully implement its business plan. If the Company cannot effectively manage its growth, the Company’s business, prospects, financial condition and results of operations could be materially adversely affected.

The Company may experience fluctuations in operating results

Given the early stage of the Company and the rapidly evolving nature of the markets in which the Company will be competing, the Company expects to experience significant fluctuations in the future operating results due to a variety of factors, many of which are outside of its control. Factors that may adversely affect the Company’s operating results include, without limitation, the following:

•	The continued acceptance and use of the Internet and Torrent downloads by consumers;
•	The ability of the Company to develop and upgrade its systems and infrastructure;
•	The announcement or introduction of new products and services by the competitors of the Company;
•	The amount and timing of operating costs and capital expenditures relating to the expansion of the Company’s business, operations and infrastructure; and
•	General economic conditions and economic conditions specific to the Internet.

Dependence on Management

The success of the Company is highly dependent upon the capabilities of the management of the Company, as is the success of any business dependent upon the ability of those responsible for making the important business decisions. Although the Company will seek to hire and retain qualified software engineers, technical personnel and managers with business experience and abilities commensurate with the needs of the Company, there is no assurance that the Company will succeed despite its collective efforts.

The loss of the services of the principal members of the Company’s management could hinder the Company’s ability to fulfill its business plan and further develop and commercialize its products and services. The Company faces intense competition for such personnel from other companies. There is no assurance that the Company will be successful in hiring or retaining qualified personnel.

The Company’s performance will depend substantially on the continued services and performance of its senior management and other key personnel. The Company’s performance will also depend on its ability to retain and motivate its other qualified officers and key employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company’s business, prospects, financial condition and results of operation. The Company’s future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, marketing, managerial and financial personnel. Competition for such personnel is intense, and the Company’s failure to attract and retain the necessary technical, marketing, managerial and financial personnel could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

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No restrictions on activities of the Company

Neither the terms of the Common Stock nor any other agreement restricts the activities of the Company with respect to borrowing for any purpose, use of its assets, encumbrance of future income to secure Company obligations or debts, or the acquisition of assets of any kind and nature.

Intellectual property and proprietary rights

The Company’s success depends upon proprietary technology and the execution thereof. The Company will rely on a combination of patent, trademark, copyright and trade-secret laws, as well as confidentiality agreements and technical measures to protect its proprietary rights. Much of the Company’s proprietary information may not be patentable, and the Company does not currently possess any patents, although the Company does have a single patent pending currently. The Company cannot assure that it will develop proprietary products or processes that are patentable, and that if issued, that any patent will give a competitive advantage or that such patent will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company’s ability to do business. The Company may apply to register certain trademarks in, or claim certain trademark rights in, the United States and/or foreign jurisdictions. The Company cannot assure that its means of protecting its proprietary rights will suffice or that the Company’s competitors will not independently develop competitive technology or duplicate services or design around patents or other intellectual property rights issued to the Company.

Uninsured losses

The Company may not be able to arrange for comprehensive insurance, including liability, fire, and extended coverage and where economically feasible, earthquake and flood insurance for its business, which is customarily obtained for similar businesses. The lack of comprehensive insurance could materially adversely affect the Company and the value of its securities in the event of an uninsured loss.

Market size

Management has attempted to determine the potential market for the Company’s products and services. The projections that may be included as a part of this Memorandum are based on management’s assumptions regarding potential market size. All projections or predictions with respect to market size are for purposes of illustration only. The Company cannot predict the size of the market with any guarantee of accuracy. Accordingly, the size of the market anticipated by the Company may be materially greater or lesser than the actual market size.

Developing market; unproven acceptance of the Company’s services

The markets for the Company’s services are rapidly evolving and are characterized by an increasing number of market entrants who have introduced or developed competitive service and product offerings. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company’s products and services do not achieve or sustain market acceptance, the Company’s business, prospects, financial condition and results of operations would be materially adversely effected.

Rapid technological change

To remain competitive, the Company will be required to continually enhance and improve the responsiveness, functionality and features of its technology. The Internet, mobile phone and social networking industries are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could at any time render its then existing products and services, as well as proprietary technology and systems, obsolete. The Company’s future success will depend, in part, on its ability to develop leading software and technologies useful in its business, enhance its existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of other proprietary technology entails significant technical and business risks. There can be no assurance that the Company will successfully use new technologies effectively or adapt its software and technology (proprietary or otherwise) to customer requirements or emerging industry standards. If the Company were unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, the Company’s business, prospects, financial condition and results of operations would be materially adversely affected.

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Liability exposure

Although the Company intends to obtain appropriate liability insurance in the future, it cannot guarantee that it will be able to obtain such insurance or that any such insurance will be sufficient to cover all possible liabilities. Liability claims, regardless of their ultimate outcome, could result in costly litigation and could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

The Company will rely on Amazon Cloud for hosting services

The Company utilizes and intends to continue to utilize the Amazon Cloud to host its overall technology platforms. If the Amazon Cloud business services were to be interrupted for any material period of time, breached by hackers, or otherwise be non-functioning or unavailable for use, this could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations. Replication of the network infrastructure of the Amazon Cloud would be costly and time consuming, and the Company can give no assurance that such replication, in whole or in part, could be achieved in a short time frame or at all, which could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

Our future potential products in our development pipeline are in the early stages and may never be commercially successful.

Our future potential products in our development pipeline are either at very early stages of product development or pre-definition and may never be developed or commercialized. The progress and results of any future products are uncertain, and may result in a failure to develop additional effective products. Even if we successfully complete one or more of our future potential products’ development, they may not be commercially successful due to, among other things, low market acceptance. Third parties may develop superior products or have proprietary rights that preclude us from marketing our products.

We only recently established limited sales and marketing capabilities, and we may be unable to effectively sell, market and distribute our products in the future, and the failure to do so would have an adverse effect on our business and results of operations.

We only recently established limited sales and marketing capabilities. If we are unable to develop an effective sales, marketing, customer relationship management and distribution capabilities or enter into agreements with third parties to perform these functions, we will not be able to successfully commercialize our offerings. We currently have only limited internal sales and marketing capabilities. In order to successfully commercialize any of our products, we must either further internally develop sales, marketing, and customer relationship management and distribution capabilities or make arrangements with third parties to perform these services.

If we do not develop a skilled marketing and sales force and supporting customer relationship management, we will be unable to successfully market any of our offerings directly. To promote any of our potential products through third parties, we will have to locate acceptable third parties for these functions and enter into agreements with them on acceptable terms, and we may not be able to do so.

We may be unable to obtain requisite data and other content to source our offerings.

Our products and services rely on data collected from Torrent networks. Once received, the data must be reviewed, processed and integrated. If we are unable to obtain quality Torrent data, for reasons such as, but not limited to: changing technology protocols, or changing behavior in respect to how consumers’ obtain media, we may not be able to meet the needs of our clients, and we could lose clients, and therefore impact on our ability to grow our business, which could result in a material adverse effect on our results of operations, financial condition and cash flows.

The future success of our company is highly dependent on our ability to maintain and grow our base of clients who subscribe to our suite of offerings.

Our success depends on effective software solutions, marketing, sales and customer relations for our offerings, as well as acceptance of future enhancements and new offerings by our prospective clients. If we are unable to both retain clients and secure new clients, our results of operations, financial condition and cash flows will be adversely affected.

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Our offerings are highly dependent on employees who are skilled and experienced in information technologies.

If we are unable to attract, hire and retain high quality information technology personnel at a reasonable cost, we may not be able to meet the needs of clients, enhance existing services, or develop new lines of business. This inability could have a material adverse effect on our results of operations, financial condition and cash flows.

Measurement services are receiving a high level of consumer group and government scrutiny relating to the privacy issues around the methodologies used in targeted advertising.

Although we are confident that our anonymous data aggregation methodologies are compliant with all current privacy laws, it is possible that privacy trends and market perceptions of the transparency of data could result in additional government restrictions or limitations on the use of that data, which would adversely affect many of our products. We believe it is unlikely that we will be required to change or limit our products. Nonetheless, if additional government restrictions are imposed, such restrictions could slow our ability to realize a return on our investments in new data-driven products or result in additional costs not currently anticipated.

Our services are highly dependent on the effective and efficient use of technology and our overall information management infrastructure.

If we are unable to acquire, establish and maintain our information management systems to ensure accurate, reliable and timely data processed in an efficient and cost effective manner, we may not be able to meet the needs of clients, enhance existing services or develop new lines of business. This inability could have an adverse effect on our business and long-term growth prospects.

Interruption or failure of our information technology and communications systems could hurt our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

The availability of our products and services depends on the continuing operation of our information technology and communications systems. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice for financial reasons, or other unanticipated problems at our data centers could result in lengthy interruptions in our service. In addition, our products and services are highly technical and complex and may contain errors or vulnerabilities. Any errors or vulnerabilities in our products and services, or damage to or failure of our systems, could result in interruptions in our services, which could reduce our revenue and results of operations.

Risks Related to Our Common Stock; Liquidity Risks

Our securities are “Penny Stock" and subject to specific rules governing their sale to investors.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for Company’s shareholders to sell shares of our common stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is very limited recent trading activity in our Common Stock and there is no assurance that an active market will develop in the future.

There is no recent trading activity in our Common Stock. Further, although the Common Stock is currently quoted on the OTCQB, maintained by OTC Markets, Inc., trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, the Common Stock. There can be no assurance that following the Transactions, a more active market for the Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of the Common Stock, and would likely have a material adverse effect on the market price of the Common Stock and on our ability to raise additional capital.

Because we became public by means of a Share Exchange, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “Share Exchange.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf in the future.

Compliance with the reporting requirements of federal securities laws can be expensive.

The Company is a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. In addition, the Company will incur substantial expenses in connection with the preparation of the Registration Statement and related documents with respect to the registration of resales of the Common Stock owned by its shareholders.

We do not currently have a separate Chief Financial Officer.

We do not currently have a separate Chief Financial Officer. Our Chief Executive Officer is also functioning as our Chief Financial Officer. Although we are currently seeking to retain a Chief Financial Officer, there can be no assurance we will be able to retain a suitable candidate on acceptable terms.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its Common Stock.

The Company may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. The Company may have difficulty attracting and retaining directors with the requisite qualifications. If the Company is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming the Company elects to seek and are successful in obtaining such listing) could be adversely affected.

The Company may have undisclosed liabilities and any such liabilities could harm the Company’s revenues, business, prospects, financial condition and results of operations.

Even though Realco represented in the Share Exchange Agreement that it had no liabilities at the closing of the Share Exchange, there can be no assurance that there are no unknown liabilities. Any such liabilities of Realco that survive the Share Exchange could harm the Company’s revenues, business, prospects, financial condition and results of operations upon the Company’s acceptance of responsibility for such liabilities.

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If the Company fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or detect fraud. Consequently, investors could lose confidence in the Company’s financial reporting and this may decrease the trading price of its stock.

We have identified a material weakness relating to the lack of segregation of duties. The Company must maintain effective internal controls to provide reliable financial reports and detect fraud. The Company has been assessing its internal controls to identify areas that need improvement. It is in the process of implementing changes to internal controls, but has not yet completed implementing these changes. Failure to implement these changes to the Company’s internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm its operating results and cause investors to lose confidence in the Company’s reported financial information. Any such loss of confidence would have a negative effect on the trading price of the Company’s stock.

The price of the Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of the Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in the Company’s operating results;
•	announcements of developments by the Company or its competitors;
•	regulatory actions regarding the Company’s products
•	announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	adoption of new accounting standards affecting the Company’s industry;
•	additions or departures of key personnel;
•	introduction of new products by the Company or its competitors;
•	sales of the Company’s Common Stock or other securities in the open market; and
•	other events or factors, many of which are beyond the Company’s control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against the Company, whether or not successful, could result in substantial costs and diversion of its management’s attention and resources, which could harm the Company’s business and financial condition.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of the Common Stock.

In the future, the Company may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of its present stockholders. The Company may also issue additional shares of its Common Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of Common Stock may create downward pressure on the trading price of the Common Stock. There can be no assurance that the Company will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the Common Stock is currently traded on the OTC Markets.

The Common Stock is controlled by insiders.

The Company’s officers and directors beneficially own approximately 62.53% of our outstanding shares of Common Stock. Such concentrated control of the Company may adversely affect the price of its Common Stock. Investors who acquire Common Stock may have no effective voice in the management of the Company. Sales by insiders or affiliates of the Company, along with any other market transactions, could affect the market price of the Common Stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) (the “Company”) (“Peerlogix”) historical financial statements and the related notes. The management’s discussion and analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report.

As the result of the Transactions and the change in business and operations of the Company from a shell company to a technology company, a discussion of the past financial results of Realco is not pertinent, and the financial results of PeerLogix, the accounting acquirer, are considered the financial results of the Company on a historical and going-forward basis.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The discussion and analysis of PeerLogix’s financial condition and results of operations are based on PeerLogix’s consolidated financial statements, which PeerLogix has prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires PeerLogix to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, PeerLogix evaluates such estimates and judgments, including those described in greater detail below. PeerLogix bases its estimates on historical experience and on various other factors that PeerLogix believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operations

Results of Operations for the six months ended June 30, 2015 and 2014

The following table sets forth the summary income statement for the six months ended June 30, 2015 and 2014:

	For the Six Months Ended
	June 30, 2015	June 30, 2014

Revenues	$–	$–
Operating Expenses	$(481,403)	$(167,264)
Interest Expense	$(5,848)	$(1,145)
Net Loss	$(487,251)	$(168,409)

Revenues: From November 20, 2012, date of inception, through June 30, 2015 the Company has generated minimal revenues.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and facilities, and include costs related to our facilities, finance, human resources, information technology and fees for professional services. Professional services are principally comprised of outside legal, audit, information technology consulting, marketing, investor relations and outsourcing services.

Operating expenses increased by 188% during the six months ended June 30, 2015, as compared to the six months ended June 30, 2014. The overall $314,139 increase in operating expenses is primarily attributable to the following approximate net increases (decreases) in operating expenses:

●	An increase of payroll and related expenses of $57,000 due to an increase in officer’s salaries.
●	An increase of research and development expenses of $214,000. Research and development expenses consist primarily of payments to third parties for the development of software. We expense research and development costs as incurred.
●	A decrease in equity-based compensation expense of $64,000. The decrease was due to an equity-based award issued to a consultant during the prior period.
●	An increase in professional fees of $67,000 (excluding equity-based compensation). In the current period the Company incurred an increase in consulting fees related to business development, financial advisory services and investor relations; an increase in accounting and auditing fees; an increase in legal fees related to merger activities and equity financings partially offset by a substantial decrease in legal fees related to patent costs.
●	An increase in computer and internet expenses of $33,000 due to increases in server costs. The Company leases servers on a monthly basis from a third party.

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Interest Expense: Interest expense is primarily related to the Company’s convertible promissory notes and notes payable.

Interest expense - increased by $4,703 to $5,848 during the six months ended June 30, 2015 as compared to interest expense of $1,145 during the six months ended June 30, 2014.

Results of Operations for the years ended December 31, 2014 and 2013

The following table sets forth the summary income statement for the years ended December 31, 2014 and 2013:

	For the Years Ended
	December 31, 2014	December 31, 2013

Revenues	$–	$250
Operating Expenses	$(271,596)	$(75,552)
Interest Expense	$(3,563)	$–
Net Loss	$(275,159)	$(75,302)

Revenues: From November 20, 2012, date of inception, through December 31, 2014 the Company has generated minimal revenues.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and facilities, and include costs related to our facilities, finance, human resources, information technology and fees for professional services. Professional services are principally comprised of outside legal, audit, information technology consulting, marketing, investor relations and outsourcing services.

Operating expenses increased by 259% during the year ended December 31, 2014, as compared to the year ended December 31, 2013. The overall $196,044 increase in operating expenses is primarily attributable to the following approximate net increases (decreases) in operating expenses:

●	An increase of payroll and related expenses of $2,000 due to an increase in officer’s salaries.
●	An increase of research and development expenses of $29,000. Research and development expenses consist primarily of payments to third parties for the development of software. We expense research and development costs as incurred.
●	An increase in equity-based compensation expense of $64,000. The increase was due to an equity-based award issued to a consultant during the current period.
●	An increase in rent expense of $8,000 due to the Company entering into a new lease agreement for its office facility.
●	An increase in professional fees of $45,000 (excluding equity-based compensation). In the current period the Company incurred an increase in accounting fees; and a substantial increase in legal fees related to patent costs.
●	An increase in computer and internet expenses of $51,000 due to increases in server costs.

Interest Expense: Interest expense is primarily related to the Company’s convertible promissory notes and notes payable.

Interest expense - increased by $3,563 to $3,563 during the year ended December 31, 2014 as compared to interest expense of $0 during the year ended December 31, 2013.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at June 30, 2015 compared to December 31, 2014:

	Period ended
	June 30, 2015	December 31, 2014	Increase/ (Decrease)
Current Assets	$1,675	$10,544	$(8,869)
Current Liabilities	$268,806	$200,738	$68,068
Working Capital Deficit	$(267,131)	$(190,194)	$(76,937)

As of June 30, 2015, we had a working capital deficit of $(267,131) as compared to a working capital deficit of $(190,194) as of December 31, 2014, an increase of $(76,937). The change in working capital is primarily attributable to our first quarter 2015 financing in which we received proceeds of $500,000 and converted $25,000 of convertible debt offset by repayments of notes payable, our convertible debt and related liabilities approaching maturity during the past six months and our historic negative cash flow from operations resulting in our growing accounts payable and accrued liabilities.

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We have incurred net operating losses and operating cash flow deficits since inception, continuing through the second quarter of 2015. We have been funded primarily by a combination of equity issuances and debt, to execute on our business plan and for working capital. Our principal source of liquidity is our cash. At June 30, 2015, we had cash and cash equivalents totaling approximately $800. We believe our existing available cash is insufficient to enable the Company to meet the working capital requirements for the near future. Consequently, we will be required to raise additional capital to complete the development and commercialization of our current product. However, there can be no assurance that we will be able to raise additional capital on terms acceptable to us, or at all. In order to boost sales, we continue to explore potential expansion opportunities in the industry through mergers and acquisitions, enhancement of our existing products, development of new products and expansion into other international markets. We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.

Upon effectiveness of the merger, we will be obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. We expect to spend between $200,000 and $250,000 in legal and accounting expenses annually to comply with our reporting obligations and Sarbanes-Oxley. These costs could affect profitability and our results of operations.

Management has determined that additional capital will be required in the form of equity or debt securities. In addition, if we cannot raise additional short term capital we will be forced to continue to further accrue liabilities due to our limited cash reserves. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

Merger Transaction

On August 14, 2015, Realco International, Inc. (“Realco”), PeerLogix, Inc. (“PeerLogix”) and the shareholders of PeerLogix entered into a Share Exchange Agreement and on August 14, 2015 (the “ Closing Date”) completed the Share Exchange.

Pursuant to the Share Exchange Agreement, on the Closing Date, all of the shareholders of PeerLogix exchanged all of their shares of common stock for newly issued common shares of Realco. Realco acquired the business of PeerLogix pursuant to the Share Exchange and will continue the existing business operations of PeerLogix as a wholly-owned subsidiary.

Simultaneously with the Share Exchange, on the Closing Date all of the issued and outstanding options and warrants to purchase shares of PeerLogix common stock were exchanged, respectively, into options (the “New Options”) and warrants (the “New Warrants”) to purchase shares of Common Stock of Realco. The number of shares of Common Stock issuable under, and the price per share upon exercise of, the New Options and the New Warrants were the same as those of the original options and warrants of PeerLogix, as a result of a 1 for 1 exchange ratio of securities pursuant to the Share Exchange, which is described in the Share Exchange Agreement. The New Options will be administered under PeerLogix’s 2015 Equity Incentive Plan, which the Company assumed and adopted on the Closing Date in connection with the Share Exchange.

A copy of the Share Exchange Agreement was attached as Exhibit 2.1 to the Original Report and is incorporated herein by reference.

Financing Transaction

Concurrently with the closing of the Share Exchange and in contemplation of the Share Exchange, Realco completed a private offering (the “Offering”) of 1,418,333 units of its securities (“Units”), at a price of $0.60 per Unit. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrants (the “Investor Warrants”) are exercisable for a period of five years at a purchase price of $0.72 per share of Common Stock. The Offering was made only to accredited investors, as defined under Regulation D, Rule 501(a). On the Closing Date, the investors in the Offering collectively purchased 1,418,333 Units for total cash consideration of $851,000. On September 10, 2015, the date of the Final Closing, the Company sold an additional 265,000 Units in the Offering for gross proceeds of $159,000, bringing the total number of Units sold in the Offering to 1,683,333 Units, with gross proceeds from the Offering of $1,010,000.

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The Company paid the Placement Agent a commission of 10% of the funds raised from such investors in the Offering. In addition, the Placement Agent received warrants to purchase a number of Units equal to 10% of the Units sold to investors in the Offering. As a result of the foregoing arrangement, at the initial closing of the Offering, the Placement Agent was paid commissions of $110,630 and was issued warrants to purchase 141,833 Units at an exercise price of $0.60 per Unit. At the Final Closing, the Placement Agent was paid commissions of $15,900 and was issued warrants to purchase 26,500 Units at an exercise price of $0.60 per Unit. The Placement Agent also received payment of a 3% non-accountable expense allowance at each of the Closing and the Final Closing.

Going Concern

As reflected in the condensed consolidated financial statements, the Company had an accumulated deficit at June 30, 2015, a net loss and net cash used in operating activities for the period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets, with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence. There can be no assurance that the Company will be able to raise any additional capital.

We may also require additional funding to finance the growth of our anticipated future operations as well as to achieve our strategic objectives. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. In that event, the Company would be required to change its growth strategy and seek funding on that basis, if at all.

Our plan regarding these matters is to raise additional debt and/or equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that such financing will be available under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the near future, we may seek protection under bankruptcy laws. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Summary Cash flows for the six months ended June 30, 2015 and 2014:

	Six Months Ended
	June 30, 2015	June 30, 2014
Net cash used in operating activities	$(409,997)	$(92,479)
Net cash provided by financing activities	$400,753	$88,226

Cash Used in Operating Activities

Our primary uses of cash from operating activities include payments to consultants for research and development, compensation and related costs, legal and professional fees, computer and internet expenses and other general corporate expenditures.

Cash used in operating activities consist of net loss adjusted for certain non-cash items, primarily equity-based compensation expense, as well as the effect of changes in working capital and other activities.

The adjustments for the non-cash items decreased from the six months ended June 30, 2014 to the six months ended June 30, 2015 due primarily to a decrease in equity-based compensation recorded during the first quarter of 2014. In addition, the net decrease in cash from changes in working capital activities from the six months ended June 30, 2014 to the six months ended June 30, 2015 primarily consisted of a decrease in prepaid expenses primarily due to prepaid rent, and an increase in account payables and accrued expenses primarily due to an increase in accrued payroll and payroll related expenses, accrued legal fees related to merger activities and equity financings, accrued accounting and auditing fees and accrued consulting fees related to research and development expenses, business development, financial advisory services and investor relations.

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Cash Used in Financing Activities

Cash provided by financing activities consists primarily of net proceeds from issuance or repayments of notes payable, convertible promissory notes, related party loans and proceeds from the issuance of common stock, warrants and class A units.

Cash provided by financing activities increased from the six months ended June 30, 2014 to the six months ended June 30, 2015, primarily driven by an increase in proceeds from the issuance of common stock and warrants offset by the repayment of related party loans.

Summary Cash flows for the years ended December 31, 2014 and 2013:

	For the Years Ended
	December 31, 2014	December 31, 2013
Net cash used in operating activities	$(148,950)	$(63,246)
Net cash provided by financing activities	$154,093	$68,152

Cash Used in Operating Activities

Our primary uses of cash from operating activities include payments to consultants for research and development, compensation and related costs, legal and professional fees, computer and internet expenses and other general corporate expenditures.

Cash used in operating activities consist of net loss adjusted for certain non-cash items, primarily equity-based compensation expense, as well as the effect of changes in working capital and other activities.

The adjustments for the non-cash items increased from the year ended December 31, 2013 to the year ended December 31, 2014 due to an increase in equity-based compensation recorded during the first quarter of 2014. In addition, the net increase in cash from changes in working capital activities from the year ended December 31, 2013 to the year ended December 31, 2014 primarily consisted of an increase in account payables and accrued expenses primarily due to an increase in accrued legal and professional fees for patent related costs and accountings fees, accrued computer and internet expenses for increased server costs, and accrued consulting fees related to research and development expenses.

Cash Provided by Financing Activities

Cash provided by financing activities consists primarily of net proceeds from issuance or repayments of notes payable, convertible promissory notes, related party loans and proceeds from the issuance of common stock, warrants and class A units.

Cash provided by financing activities increased from the year ended December 31, 2013 to the year ended December 31, 2014, primarily driven by an increase in proceeds from convertible promissory notes and related party loans offset by a reduction in proceeds from the issuance of class A units.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation,” (“ASU 2014-10”). ASU 2014-10 removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company has elected to adopt ASU 2014-10 and, as a result, is not required to present the previously required development stage disclosures.

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The FASB has issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company is currently evaluating the effect of the ASU on its consolidated financial position, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. The Company elected to adopt ASU 2014-15 early. Management’s evaluations regarding the events and conditions that raise substantial doubt regarding the Company’s ability to continue as a going concern have been disclosed in Note 2 to our consolidated financial statements.

In April 2015, the Financial Accounting Standards Board issued Accounting Standards Update 2015-03, Interest—Imputation of Interest. To simplify presentation of debt issuance costs, the amendments in this Update would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments in this Update.  This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-250—Interest—Imputation of Interest (Subtopic 835-30), which has been deleted. The amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.  The Company is currently evaluating the effects of ASU 2015-03 on its consolidated financial statements.

The FASB and the SEC have issued certain accounting standards updates and regulations that will become effective in subsequent periods; however, management of the Company does not believe that any of those updates would have significantly affected the Company’s financial accounting measures or disclosures had they been in effect during 2015, 2014 or 2013, and does not believe that any of those pronouncements will have a significant impact on the Company’s consolidated financial statements at the time they become effective.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 3 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s equity instruments, convertible debt, stock-based compensation, and the valuation allowance relating to the Company’s deferred tax assets.

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Income Taxes

Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of these differences that have been included or excluded in the financial statements or tax returns.

The Company follows the provisions of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes”, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also prescribes direction on the recognition, classification, interest and penalties in interim periods, disclosure and transition.

Convertible Instruments

The Company bifurcates conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Accounting for Warrants

The Company accounts for the issuance of common stock purchase warrants issued in connection with debt and equity offerings in accordance with the provisions of ASC 815, Derivative Instruments and Hedging Activities (“ASC 815”). The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assessed the classification of its common stock purchase warrants as of the date of each equity offering and determined that such instruments met the criteria for equity classification as the underlying common stock is not traded in a public market and require physical settlement. The warrants are reported on the condensed consolidated balance sheet as equity, as the settlement terms indicate that the instruments are indexed to the entity’s underlying stock.

Share-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and amortized over the respective employment agreements or director service periods. For non-employees, the fair value of the award is measured on the commitment date and generally re-measured on interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations as if such amounts were paid in cash.

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Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the warrant liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer, who reports to the Chief Executive Officer, determine its valuation policies and procedures.

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer and are approved by the Chief Executive Officer.

Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Description of Property

Our executive officers are located in leased premises at 500 7th Ave., 17th Floor, New York, NY 10018 and our phone number is (914) 550-9993.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of September 25, 2015 (i) each person who, to our knowledge, owns more than 5% of the Common Stock; (ii) each of the directors and executive officers of the Company; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following tables, each person named in the table has sole voting and investment power and that person’s address is c/o PeerLogix, Inc., 500 7th Ave., 17th Floor, New York, New York 10018. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of September 25, 2015 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	No. Shares of Common Stock Beneficially Owned	% of Common Stock Outstanding
William Gorfein1 and 2	6,962,042	30.23%
Joshua Partridge1 and 2	6,962,042	30.23%
Offer Attia	1,199,821	5.21%
New World Merchant Partners LLC	1,000,000	4.34%
GlaBro US Holdings LLC	1,166,359	5.06%
WestPark Capital, Inc.3 and 4	125,000	0.54%
Tim Askew[1]	–	-%
All officers and directors as a group (3 people)	14,049,084	61%

__________

(1)	Officer and/or director.
(2)	Represents (i) 300,000 shares issuable upon the exercise of stock options and (ii) 6,692,042 shares of Common Stock owned by such shareholder.
(3)	In June 2015, New World Merchant Partners LLC entered into an agreement with the Placement Agent pursuant to which it agreed to sell the Placement Agent or its designees an aggregate of 1,000,000 shares of PeerLogix common stock and 250,000 shares of Realco Common Stock for aggregate consideration of $100 in order to induce the Placement Agent to effect this Offering and the PeerLogix Offering.
(4)	Does not include shares or warrants issuable upon exercise of Placement Agent Warrants

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DIRECTORS AND EXECUTIVE OFFICERS

The following persons are the executive officers, non-executive officers and directors of the Company and hold the positions set forth opposite their name in both PeerLogix and Realco.

Name	Age	Position

William Gorfein	27	Chief Executive Officer; Chief Financial Officer and Director
Joshua Partridge	28	Chief Operating Officer, Secretary & Director
Timothy Askew	65	Director

William Gorfein – CEO, Founder of PeerLogix and Director

Mr. Gorfein’s leadership has spanned multiple organizations as he has provided services to companies and clients while functioning in both information technology and financially based roles. Most recently before cofounding PeerLogix, he was the lead solutions engineer for BreezeIT, a subsidiary of Core 3 Technologies in Orange County, CA. While in this capacity, Mr. Gorfein was responsible for overseeing the budget and managing the technical and implementation requirements for the majority of datacenter equipment and architectures sold to customers from the small business to the enterprise level. With over a decade of software and hardware development experience, Mr. Gorfein has developed extensive expertise in the areas of platform development, life-cycle management and server architecture.

Previously the technical lead of two major software initiatives, Mr. Gorfein oversaw the development and implementation of content monitoring software for a rights management group based in Los Angeles, and he has worked on independent software projects relating to O.C.R. (optical character recognition) and employee time management. Mr. Gorfein has hand-picked and managed multiple development teams and has led cross continent collaborations in Egypt, India and China.

Mr. Gorfein’s is experienced in understanding the underlying macro-conditions driving enterprises to adopt Information Technology, and successfully taking advantage of these trends through foresight, creativity and resource management abilities. He received his Bachelor’s degree with a focus on Economy and Industry from the University of Arizona in Tucson, AZ.

Joshua Partridge – Chief Operating Officer, Founder of PeerLogix and Director

In 2008, Mr. Partridge began working for Arsenal Pictures, a boutique international sales agency for motion pictures located in Los Angeles, CA. While in this role, he handled acquisitions and sales, as well as the majority of day-to-day operations, helping the firm achieve greater international and domestic sales distribution. After three years of serving in this role and experiencing the dramatic shift occurring within the Entertainment Industry’s global distribution channels, he began independently consulting for clients in the areas of technology, management and business development. Mr. Partridge was contracted to counsel both content producers and law firms on their media protection strategies, as well as production consulting, quality control, revenue projections and investor relations for television and film companies.

In 2012, Mr. Partridge partnered with William Gorfein to form PeerLogix with the goal of helping organizations in a multitude of industries gain deeper understanding of their consumers and audience base. Mr. Partridge was our Secretary and a Director since inception as well as our Head of Business Development. On September 10, 2015 our Board of Directors appointed Mr. Partridge to the position of Chief Operating Officer. He received his Bachelor of Science degree in Regional Development with a focus on economic growth from the University of Arizona in Tucson, AZ.

Timothy Askew – Director

Timothy Askew is the Founder and CEO of Corporate Rain International, the elite international sales outsourcing boutique and consulting firm. He writes a popular weekly column for Inc. Magazine and is the author of the recently published The Poetry of Small Business.  Mr. Askew is a founding member of the Inc. Business Owner's Council and sits on the board of the Darien Theatre.  He has produced for Broadway, as well appearing on Broadway as an actor.

Mr. Askew has a BA in History and an MA in Philosophy and Religion from Emory University in Atlanta, Georgia.  He also has an MA in Education from Claremont Graduate School in California.  He has served on the Small Business Advisory Council for the State of New York. Mr. Askew frequently mentors fledgling entrepreneurs in New York and nationally.

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Executive Compensation

The following summary compensation table sets forth the salaries of PeerLogix’s CEO and the other most highly compensated executive officers of PeerLogix (other than the CEO) whose annual salaries exceeded $100,000 for the current year (the “Named Executive Officers”). In addition to their salaries, the executive officers were eligible for bonuses awarded by PeerLogix from time to time.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options
William Gorfein (CEO & CFO)	2014	$23,952	$0	$0	None
Joshua Partridge (Secretary)	2014	$ 2,100	$0	$0	None
William Gorfein (CEO & CFO)	2013	$20,316	$0	$0	None
Joshua Partridge (Secretary)	2013	$ 3,290	$0	$0	None

Employment Agreements

Each of the named executive officers executed employment agreements with PeerLogix in August 2015, which was adopted by Realco upon closing of the Share Exchange.

Mr. Gorfein’s employment agreement is for a period of three (3) years, after which the agreement is renewable for one (1) year periods, unless the Company or Mr. Gorfein gives six (6) months’ notice of the intention to terminate the agreement. Mr. Gorfein receives a salary of $120,000 per year with annual increases of 10% per year. Mr. Gorfein may also receive an annual cash bonus in an amount to be determined by the Board of Directors.

Mr. Partridge’s employment agreement is for a period of three (3) years, after which the agreement is renewable for one (1) year periods, unless the Company or Mr. Partridge gives six (6) months’ notice of the intention to terminate the agreement. Mr. Partridge receives a salary of $120,000 per year with annual increases of 10% per year. Mr. Partridge may also receive an annual cash bonus in an amount to be determined by the Board of Directors.

Mr. Gorfein and Mr. Partridge have each been granted options to acquire 300,000 shares of restricted stock of the Company, which shall be subject to, and vest over a period of three (3) years.

The Company agrees to promptly reimburse Mr. Gorfein and Mr. Partridge for all reasonable and necessary business expenses, including without limitation, telephone and other charges incurred by them on behalf of the Company. In addition, the Company has agreed to provide Mr. Gorfein and Mr. Partridge with health insurance.

Board of Directors and Corporate Governance

The Company’s Board of Directors consists of three (3) members, William Gorfein, Joshua Partridge and Timothy Askew. The Company does not pay Members of its Board of Directors any cash compensation and currently compensates the Board through the issuance of Stock Options.

Board Committees

The Company does not intend to maintain a board of directors that is composed of a majority of “independent” directors. The Company does not expect to initially appoint an audit committee, nominating committee and/or compensation committee, or to adopt charters relative to each such committees, but may adopt a code of ethics in connection with the Reorganization.

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2015 Equity Incentive Plan

The Board of Directors and stockholders of Realco have adopted the 2015 Equity Incentive Plan on or prior to the Closing of the Reorganization, which will reserve a total of 3,000,000 shares of Common Stock for issuance under the 2015 Plan. If an incentive award granted under the 2015 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2015 Plan.

Shares issued under the 2015 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2015 Plan. In addition, the number of shares of Common Stock subject to the 2015 Plan, any number of shares subject to any numerical limit in the 2015 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2015 Plan. Subject to the terms of the 2015 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2015 Plan.

Grants

The 2015 Plan is expected to authorize the grant to 2015 Plan participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•	Options granted under the 2015 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant unless agreed to otherwise at the time of the grant.
•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.
•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.
•	The 2015 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of Common Stock to be awarded and the terms applicable to each award, including performance restrictions.
•	Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board is expected to have the power to amend, suspend or terminate the 2015 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2015 Plan would terminate ten years after it is adopted.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Realco Shareholders

On April 13, 2015, (the “SS Closing Date”), Steven Allen Friedman (the “Selling Stockholder”), the owner of 18,000,000 shares of Realco common stock (the “SS Shares”), consummated a Securities Purchase Agreement (“SPA”) pursuant to which the Selling Stockholder sold the SS Shares to Captain’s Crew LLC (“CC”) for aggregate consideration of $370,613.30, or approximately $0.0206 per share. Upon completion of the purchase of the SS Shares, CC owned 18,000,000 shares, or approximately 94.8% of Realco issued and outstanding Common Stock.

Forward Split and Share Cancellation

Upon the closing of the Share Exchange, 18,000,000 shares of common stock were cancelled by CC, a shareholder of Realco, for no consideration (the “Share Cancellation”). Realco’s Common Stock was forward-split on a 4.04 for 1 basis on September 15, 2015 following the closing of the Share Exchange so that there would have been 6,999,981 shares of the Realco’s common stock issued and outstanding before taking into account the issuance of shares of Common Stock to purchasers of Units in the Offering and in the Share Exchange.

CC is 100% owned and managed by Jay Lasky. Funds utilized for the purchase of the SS Shares were provided by a number of unaffiliated persons that funded an escrow for the purpose of effecting a change of control of Realco in anticipation of the Share Exchange. Subsequent to the SS Closing Date, the persons that funded CC also entered into agreements to acquire additional unrestricted shares of Pubco’s Common Stock from certain non-affiliate shareholders of the Pubco. It is expected that all SS Shares will be cancelled in connection with the closing of the Reorganization.

In accordance with the SPA and the transactions contemplated thereby, effective on the SS Closing Date, Steven Allen Friedman resigned as a director and officer of Realco, Esther Gerson resigned as an officer of Realco and Jay Lasky was appointed to serve as Chief Executive Officer and sole director of Realco. Neither Mr. Friedman nor Ms. Gerson had any disagreements with Realco regarding the operations, policies or practices of Realco. Mr. Lasky resigned as Chief Executive Officer and sole director of Realco upon the closing of the Share Exchange and the appointment of the PeerLogix officers and directors to similar positions with Realco.

Transactions with the Placement Agent and its Related Parties

The placement agent in the Peerlogix Offering received as compensation for its services $50,000 (10% commission) and PeerLogix warrants that automatically converted upon the closing of the Share Exchange into warrants to purchase 50,000 Realco Units at a price of $0.50 per Unit, with each Unit consisting of one share of Realco Common Stock and one warrant to purchase a share of Realco Common Stock at a price of $0.60 per Share.

In June 2015, New World Merchant Partners LLC entered into an agreement with the Placement Agent pursuant to which it agreed to sell the Placement Agent or its designees an aggregate of 1,000,000 shares of PeerLogix common stock and 250,000 shares of Realco Common Stock for aggregate consideration of $100 in order to induce the Placement Agent to effect this Offering and the PeerLogix Offering. The 1,000,000 PeerLogix shares may be deemed to be “restricted securities” and the 250,000 Realco shares are not considered “restricted securities.”

The price of the Units in the Offering and the PeerLogix Offering was determined following our discussions with the Placement Agent. Among the factors considered in the negotiations were our limited operating history, our history of losses, an assessment of our management and our proposed operations, our current financial condition, the prospects for the industry in which we operate, the prospects for the development of our business with the capital raised in the Offering and the PeerLogix Offering and the general condition of the securities markets at the time of the Offering and the PeerLogix Offering. The offering price of the Units or the exercise price of the Investor Warrants and the New Warrants does not necessarily bear any relationship to our assets, book value or results of operations or any other generally accepted criterion of value.

The Company has agreed to indemnify the Placement Agent and other broker-dealers who are FINRA members selected by the Placement Agent to offer and sell Units, to the fullest extent permitted by law against certain liabilities that may be incurred in connection with the Offering and the PeerLogix Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agent may be required to make in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Placement Agent, pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Sales by PeerLogix

In the first quarter of 2015, PeerLogix completed the PeerLogix Offering, wherein it sold $500,000 of Units to accredited investors. Each Unit was sold at a price of $0.50 per Unit and consisted of one (1) share of common stock, par value $0.001 per share, of PeerLogix and one (1) warrant entitling the holder to purchase one share of Common Stock for a five-year period at an exercise price of $0.60 per share. All of the net proceeds that PeerLogix received from the PeerLogix Offering were for PeerLogix’s working capital. All of the Units sold in the PeerLogix Offering were converted to Realco securities upon the closing of the Share Exchange. The Placement Agent also acted as placement agent in connection with the PeerLogix Offering and received as compensation for its services $50,000 (10% commission) and PeerLogix warrants that automatically converted upon the closing of the Share Exchange into warrants to purchase 50,000 Realco Units at a price of $0.50 per Unit, with each Unit consisting of one share of Realco Common Stock and one warrant to purchase a share of Realco Common Stock at a price of $0.60 per Share.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

As of September 25, 2015, our authorized capital stock consisted of 100,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of “blank check” Preferred Stock, $0.001 par value.

Issued and Outstanding Capital Stock

After giving effect to the Transactions, the options granted under the 2015 PeerLogix Plan (that were exchanged for Realco Options upon Realco’s assumption of options issued under the 2015 PeerLogix Plan), and the warrants issued to the Placement Agent in connection with the Offering, there are issued and outstanding securities of the Company on the date of this Report:

•	22,732,935 shares of Common Stock;
•	No shares of preferred stock;
•	Options to purchase 600,000 shares of Common Stock granted under the 2015 Peerlogix Plan;
•	Investor Warrants to purchase 1,683,333 shares of Common Stock at a price of $0.72 per share issued to the investors in the Offering; and 168,333 warrants to purchase Units at a price of $0.60 per unit issued to the Placement Agent in the Offering
•	New Warrants issued to PeerLogix Investors to purchase 1,000,000 shares of Common Stock at $0.60 per share and 50,000 warrants exercisable at a price of $0.60 per share issued to the Placement Agent in connection with the PeerLogix Offering.

Description of Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of Common Stock. The amended and restated Articles of Incorporation do not provide for cumulative voting in the election of directors. The Common Stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the Common Stock holders will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of its preferred stock are issued or outstanding.

All shares of the designated and the undesignated preferred stock are issuable on such other terms and conditions as the Board may determine at or prior to issuance, without further action of the stockholders. Such preferred shares may or may not be: issued in series, convertible into shares of Common Stock, redeemable by the Company and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. Should some or all of the outstanding or future issues of any convertible preferred stock be exchanged for shares of Common Stock, the resulting increase in the number of issued and outstanding Common Stock may or may not have a depressive effect on the market value of our Common Stock.

Unless specifically issued without such rights, the holders of preferred stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Future issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede an acquisition or other business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock.

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Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Registration Rights Agreements

The Company expects to file within 60 days of the date of the final Closing of the Offering, a Registration Statement registering for resale all shares of Common Stock owned by its holders of restricted shares; consistent with the terms and provisions of the Registration Rights Agreements, attached to the Original Filing as Exhibits 10.3, 10.4, and 10.5. The holders of any registrable securities removed from the Registration Statement a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for the shares of Common Stock or Common Stock underlying such warrants with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement which would permit the inclusion of these shares. The Company has agreed to use its reasonable efforts to have the registration statement declared effective within 90 days of filing the registration statement.

The Company shall keep the Registration Statement “evergreen” for one (1) year from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to Investors herein with respect to all of their shares, whichever is earlier.

Description of Investor Warrants

After the consummation of the Share Exchange and the simultaneous closing of the Offering and the Final Closing of the Offering, there were Investor Warrants issued to purchase 1,841,666 shares of Common Stock held by investors purchasing Units in the Offering. Each Investor Warrant entitles the holder to purchase one share of Common Stock at a purchase price of $0.72 during the five (5) year period commencing on the issuance of the Investor Warrants. Each Investor Warrant may be redeemed by the Company at any time following a period of any 20 of the 30 consecutive trading days in which the closing sales price of the Common Stock equals or exceeds twice the then exercise price of the Investor Warrant, on notice to the holder and at a redemption price of $0.001 per warrant share; provided the resale of the warrant shares has been registered under the Securities Act or are otherwise freely tradable. Such notice shall specify, among other things, that payment of the redemption price will be made upon surrender of the Investor Warrant, and that if the Investor Warrant is not exercised by the close of business on the date fixed for redemption, which shall be not less than 30 days prior to the date fixed for redemption, the exercise rights of the Warrant shall expire unless extended by the Company. The Investor Warrants contain provisions that permit cashless exercise by the holders thereof.

No fractional shares will be issued upon exercise of the Investor Warrants. If, upon exercise of the Investor Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number, the number of shares of Common Stock to be issued to the Investor Warrant holder.

Description of New Warrants

After the consummation of the Share Exchange, there were 1,000,000 Investor Warrants issued to purchase 1,000,000 shares of Common Stock held by investors purchasing Units in the PeerLogix Offering. Each New Warrant entitles the holder to purchase one share of Common Stock at a purchase price of $0.60 during the five (5) year period commencing on the issuance of the New Warrants. Each New Warrant may be redeemed by the Company at any time following a period of any 20 of the 30 consecutive trading days in which the closing sales price of the Common Stock equals or exceeds twice the then exercise price of the New Warrant, on notice to the holder and at a redemption price of $0.001 per warrant share; provided the resale of the warrant shares has been registered under the Securities Act or are otherwise freely tradable. Such notice shall specify, among other things, that payment of the redemption price will be made upon surrender of the New Warrant, and that if the New Warrant is not exercised by the close of business on the date fixed for redemption, which shall be not less than 30 days prior to the date fixed for redemption, the exercise rights of the New Warrant shall expire unless extended by the Company. The New Warrants contain provisions that permit cashless exercise by the holders thereof.

No fractional shares will be issued upon exercise of the New Warrants. If, upon exercise of the New Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number, the number of shares of Common Stock to be issued to the New Warrant holder.

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Placement Agent Warrants

In connection with the PeerLogix Offering and the Offering, the Placement Agent was issued, in addition to other compensation, seven (7) year warrants to acquire 50,000 PeerLogix Units and seven (7) year warrants to acquire 184,166 Units that are identical to the Units sold in the Offering.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has less than 200 stockholders.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares no not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, and stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Common Stock is currently available for trading in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “RLQT”. As of the Closing Date, there was no bid history for the Common Stock, because the Common Stock had never been traded.

Trades in the Common Stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

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The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

Holders

As of the date of this filing, there are approximately 45 record holders of 22,732,935 shares of the Common Stock. As of the date of this filing, 6,488,332 shares of Common Stock are issuable upon the exercise of outstanding warrants and options. The shares issued in connection with the Transactions are “restricted securities,” which may be sold or otherwise transferred only if such shares are first registered under the Securities Act or are exempt from the registration requirements. As discussed elsewhere in this Current Report, we have agreed to file a registration statement within 60 days of the Closing Date, to register the shares of Common Stock owned by our shareholders and shares of Common Stock issuable upon exercise of the Investor Warrants issued in the Offering and the shares of Common Stock issuable upon exercise of the New Warrants.

Dividend Policy

The Company has never declared or paid dividends. We do not intend to pay cash dividends on our Common Stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on the Common Stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

LEGAL PROCEEDINGS

From time to time, the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on our business and financial condition.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by PeerLogix

Prior to the commencement of the Offering, PeerLogix completed the PeerLogix Offering, wherein it sold 1,000,000 PeerLogix Units to investors at a price of $0.50 per PeerLogix Unit. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrants are exercisable for a period of five years at a purchase price of $0.60 per share of Common Stock.

The sale of PeerLogix Units (including the common stock, warrants and the common stock underlying the warrants, was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Offering, no general solicitation was made by us or any person acting on our behalf. The PeerLogix Units were sold pursuant to transfer restrictions, and the certificates for shares of common stock and warrants underlying the PeerLogix Units sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

PeerLogix paid the Placement Agent a commission of $50,000 (10% of the funds raised from such investors in the PeerLogix Offering) in connection with the PeerLogix Offering. In addition, the Placement Agent received warrants to purchase 50,000 PeerLogix Units at a price of $0.60 per PeerLogix Unit.

Sales by Realco

Concurrently with the closing of the Share Exchange and in contemplation of the Share Exchange, the Company completed the Offering of 1,418,333 Units, at a price of $0.60 per Unit. Each Unit consists of one share of Common Stock and an Investor Warrant to purchase one share of Common Stock. The Investor Warrants are exercisable for a period of five years at a purchase price of $0.72 per share of Common Stock. The Offering was made only to accredited investors, as defined under Regulation D, Rule 501(a). On the Closing Date, the investors in the Offering collectively purchased 1,418,333 Units for total cash consideration of $851,000. On September 10, 2015, the date of the Final Closing, the Company sold an additional 423,333 Units in the Offering for gross proceeds of $159,000, bringing the total number of Units sold in the Offering to 1,841,666 Units, with gross proceeds from the Offering of $1,010,000.

38

The sale of Units in the Offering was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Offering, no general solicitation was made by us or any person acting on our behalf. The Units were sold pursuant to transfer restrictions, and the certificates for shares of Common Stock and Investor Warrants underlying the Units sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

The Company paid the Placement Agent a commission of 10% of the funds raised from such investors in the Offering. In addition, the Placement Agent received warrants to purchase a number of Units equal to 10% of the Units sold to investors in the Offering. As a result of the foregoing arrangement, at the initial closing of the Offering, the Placement Agent was paid commissions of $110,630 and was issued warrants to purchase 141,833 Units at an exercise price of $0.60 per Unit. At the Final Closing, the Placement Agent was paid commissions of $15,900 and was issued warrants to purchase 42,333 Units at an exercise price of $0.60 per Unit. The Placement Agent also received payment of a 3% non-accountable expense allowance at each of the Closing and the Final Closing.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

INDEX TO EXHIBITS

See Item 9.01(c) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

39

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 14, 2015, we engaged Marcum LLP as our independent registered public accounting firm , and effective August 14, 2015, we dismissed John Scrudato CPA (“Scrudato”), as our independent registered public accounting firm. The decision to dismiss Scrudato and to appoint Marcum LLP was approved by our board of directors.

Scrudato’s report on our financial statements for either of the two most recent fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Scrudato on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Scrudato, would have caused Scrudato to make reference to the subject matter of the disagreement(s) in connection with its report. During our two most recent fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through the date of dismissal, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Scrudato with a copy of the disclosure in this Item 4.01 of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Item 4.01 of this current report on Form 8-K, and if not, stating the respects with which it does not agree. A copy of the letter provided from Scrudato is filed as an exhibit to this Current Report.

During our two most recent fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through the date of appointment, we have not consulted with Marcum LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Marcum LLP provided to us a written report or oral advice that Marcum LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Marcum LLP regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01. Changes in Control of the Registrant.

As a result of the private placement and the Share Exchange, the Company experienced a change in control, with the former stockholders of PeerLogix acquiring control of the Company. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.06. Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the Share Exchange, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of business acquired

In accordance with Item 9.01(a), PeerLogix’s unaudited financial statements as of June 30, 2015 and for the years ended December 31, 2014 and 2013 are included with this Current Report beginning on Page F-1.

(b)     Pro forma financial information

In accordance with Item 9.01(b), unaudited pro-forma consolidated financial statements are included with this Current Report beginning on Page F-28.

40

(c)     Exhibits

Exhibit No.	Description
2.1	Securities Exchange Agreement, dated as of August 14, 2015, by and among Reaclo International, Inc., PeerLogix Technologies, Inc. and the shareholders of PeerLogix Technologies, Inc.*

2.2	Plan of Share Exchange, dated as of August 14, 2015 by and between Realco International, Inc. and PeerLogix Technologies, Inc.*

2.3	Articles of Exchange*

3.1	Articles of Incorporation of Realco, Inc.*

3.2	Bylaws of Realco, Inc.*

3.3	Certificate of Incorporation of Peerlogix Technologies, Inc.*

3.4	Bylaws of PeerLogix Technologies, Inc.*

10.1	Executive Employment Agreement between PeerLogix Technologies, Inc. and William Gorfein dated as of August 14, 2015.*

10.2	Executive Employment Agreement between PeerLogix Technologies, Inc. and Joshua Partridge dated as of August 14, 2015.*

10.3	Registration Rights Agreement between Realco International, Inc. and the Purchasers party thereto dated as of August 14, 2015.*

10.4	Registration Rights Agreement between Realco International, Inc. and Placement Agent dated as of August 14, 2015.*

10.5	Registration Rights Agreement between Realco International, Inc. and the Stockholders party thereto dated as of August 14, 2015.*

10.6	Form of Subscription Agreement*

10.7	Form of Warrant to Purchase Common Stock*

10.8	Form of Warrant to Purchase Units of Realco International, Inc.*

10.9	Escrow Agreement*

10.10	Escrow Agreement Extension Notice*

10.11	Peerlogix, Inc. 2015 Equity Incentive Plan*

10.12	Peerlogix Technologies, Inc. 2015 Equity Incentive Plan*

16	Letter re change in certifying accountant**

21.1	Subsidiaries of Realco International, Inc.*

* Previously filed

** Filed herewith

41

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALCO INTERNATIONAL, INC.

Date: September 25 , 2015	By: /s/ William Gorfein
Name: William Gorfein
Title: Chief Executive Officer

42

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

June 30, 2015 and 2014

Index to the Condensed Consolidated Financial Statements

Contents	Page(s)

Condensed Consolidated Balance Sheets at June 30, 2015 (unaudited) and December 31, 2014	F-2

Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2015 and 2014 (unaudited)	F-3

Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2015 and 2014 (unaudited)	F-4

Condensed Consolidated Notes to the Financial Statements (unaudited)	F-5

F-1

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current Assets
Cash	$805	$10,049
Prepaid expenses and other current assets	870	495
Total Current Assets	1,675	10,544

Total Assets	$1,675	$10,544

Liabilities and Stockholders' Deficiency

Current Liabilities:
Accounts payable and accrued liabilities	$148,958	$74,973
Demand loans payable	15,000	15,000
Current maturities of notes payable, net of debt discount of $4,000	18,500	–
Current maturities of notes payable - related party	–	56,158
Current maturities of convertible notes payable	53,000	25,000
Loans payable - officers	33,348	29,607
Total Current Liabilities	268,806	200,738

Long-Term Liabilities:
Convertible notes payable, net of current maturities	5,000	58,000
Total Long-Term Liabilities	5,000	58,000

Total Liabilities	273,806	258,738

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common stock par value $0.001: 20,000,000 shares authorized; 17,050,002 shares issued and outstanding as of June 30, 2015; 16,000,002 shares issued and outstanding as of December 31, 2014	17,050	16,000
Additional paid in capital	222,537	(239,727)
Accumulated deficit	(511,718)	(24,467)
Total Stockholders' Deficiency	(272,131)	(248,194)

Total Liabilities and Stockholders' Deficiency	$1,675	$10,544

See accompanying notes to the condensed consolidated financial statements

F-2

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Six Months Ended
	June 30, 2015	June 30, 2014

Revenue	$–	$–

Operating expenses
Compensation	76,999	19,774
Research and development	228,082	14,386
Professional fees	117,447	114,320
General and administrative	58,875	18,784
Operating expenses	481,403	167,264

Loss from operations	(481,403)	(167,264)

Interest expense	(5,848)	(1,145)

Net loss	$(487,251)	$(168,409)

Net loss per common share - basic and diluted	$(0.03)	$(0.01)

Weighted average number of common shares outstanding during the period - basic and diluted	16,684,532	15,635,426

See accompanying notes to the condensed consolidated financial statements

F-3

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	June 30, 2015	June 30, 2014

Cash Flows From Operating Activities:
Net loss	$(487,251)	$(168,409)
Adjustments to reconcile net loss to net cash used in operating activities
Class A units issued for services	–	64,037
Amortization of debt discount	3,500	–
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(375)	(990)
Accounts payable and accrued liabilities	74,129	12,883
Net Cash Used In Operating Activities	(409,997)	(92,479)

Cash Flows From Financing Activities:
Proceeds from demand loans	5,500	–
Repayment of demand loans	(5,500)	–
Proceeds from notes payable	15,000	–
Proceeds from notes payable - related party	–	26,000
Repayment of notes payable - related party	(53,725)	–
Proceeds from officer loans	3,741	12,226
Proceeds from convertible notes	–	50,000
Net proceeds from issuance of common stock and warrants	435,737	–
Net Cash Provided By Financing Activities	400,753	88,226

Net change in cash	(9,244)	(4,253)

Cash at beginning of period	10,049	4,906

Cash at end of period	$805	$653

Supplemental disclosures of cash flow information:
Interest paid	$1,860	$–
Income tax paid	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Common stock and warrants issued for conversion of convertible notes	$25,000	$–
Stock issuance costs paid in the form of warrants	$25,000	$–
Forgiveness of related party loan	$2,577
Original issue discount on notes payable	$7,500

See accompanying notes to the condensed consolidated financial statements

F-4

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

June 30, 2015 and 2014

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

Note 1 - Organization and Operations

IP Squared Technologies Holdings, LLC

IP Squared Technologies Holdings, LLC (the “LLC”) was organized as a Limited Liability Company under the laws of the State of Delaware on November 20, 2012. The LLC is a data aggregation company providing a proprietary software as a service (“SAAS”) platform which enables the tracking and cataloguing of Torrent files and Torrent networks in order to determine consumer trends and preferences based upon media consumption.

Peerlogix Technologies, Inc.(formerly Peerlogix, Inc.)

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) (the “Company”) (“Peerlogix”) was incorporated on December 9, 2014 under the laws of the State of Delaware for the sole purpose of acquiring all of the outstanding membership units of IP Squared Technologies Holdings, LLC. Upon incorporation, the Company issued an aggregate of 16,000,002 common shares of the newly formed corporation’s common stock to the members of the LLC for all of the outstanding membership units of IP Squared Technologies Holdings, LLC ( the “Recapitalization”). The transaction utilizes the capital structure of the Company and the assets and liabilities of IP Squared Technologies Holdings, LLC, which are recorded at historical cost. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.001 par value and paid in capital was recorded as a negative amount of ($16,000).

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited interim condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim condensed consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year, or any other period. These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2014 and notes thereto contained elsewhere in this document.

Note 2 - Going Concern and Management Liquidity Plans

The Company has not yet generated any revenues and continues to incur recurring losses from operations and has an accumulated deficit since inception. Accordingly, the accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a net loss of approximately $487,000 and net cash used in operations of approximately $410,000 for the six months ended June 30, 2015. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's primary source of operating funds since inception has been cash proceeds from the sale of Class A units, common stock and common stock warrants, convertible debentures and notes payable. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The Company requires immediate capital to remain viable. The Company can give no assurance that such financing will be available on terms advantageous to the Company, or at all. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all of its operational activities. There can be no assurance that such a plan will be successful. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Accordingly, the accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business.  The carrying amounts of assets and liabilities presented in the condensed consolidated financial statements do not necessarily purport to represent realizable or settlement values.  The condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-5

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The Company's wholly-owned consolidated subsidiary is as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

IP Squared Technologies Holdings, LLC	Delaware	November 20, 2012 (December 9, 2014)	100%

The condensed consolidated financial statements include all accounts of the Company and its wholly owned subsidiary as of June 30, 2015 and December 31, 2014 and for the six months ended June 30, 2015 and 2014. All significant inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s equity instruments, convertible debt, stock-based compensation, and the valuation allowance relating to the Company’s deferred tax assets.

Accounting for Warrants

The Company accounts for the issuance of common stock purchase warrants issued in connection with debt and equity offerings in accordance with the provisions of ASC 815, Derivative Instruments and Hedging Activities (“ASC 815”). The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

Research and Development

Research and development (“R&D”) expenses are charged to operations as incurred. During the six months ended June 30, 2015 and 2014 the Company incurred R&D expenses of $228,082 and $14,386, respectively.

Advertising

The Company expenses advertising when incurred. During the six months ended June 30, 2015 and 2014 the Company incurred advertising expenses of $895 and $0, respectively.

F-6

Net Loss Per Share

Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted loss per share includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants, convertible preferred stock and convertible notes. Common stock equivalents were excluded in the computation of diluted loss per share since their inclusion would be anti-dilutive. The weighted average common shares outstanding of the Company at June 30, 2014 have been retroactively recast to reflect the Recapitalization.

Total shares issuable upon the exercise of warrants and conversion of convertible promissory notes for the six months ended June 30, 2015 and 2014 were as follows:

	June 30,
	2015	2014
Warrants	1,100,000	–
Convertible promissory notes	104,902	81,269
Total	1,204,902	81,269

Recently Issued Accounting Pronouncements

The FASB and the SEC have issued certain accounting standards updates and regulations that will become effective in subsequent periods; however, management of the Company does not believe that any of those updates would have significantly affected the Company’s financial accounting measures or disclosures had they been in effect during 2015 or 2014, and does not believe that any of those pronouncements will have a significant impact on the Company’s condensed consolidated financial statements at the time they become effective.

Subsequent Events

Management has evaluated subsequent events to determine whether events or transactions occurring through September 25, 2015, the date on which the financial statements were available to be issued, will require potential adjustment to or disclosure in the Company’s condensed consolidated financial statements.

Note 4 – Demand Loans Payable

On January 30, 2015 an officer of a related party to the Company advanced $5,500 to the Company. The proceeds from the non-interest bearing advance were used for general operating expenses. The Company did not impute interest on the loan as it was deemed to be de minimus to the financial statements. On March 5, 2015 the loan was repaid.

Note 5 - Notes Payable

During June 2015, the Company issued Promissory Notes in the aggregate principal amount of $15,000 to five lenders. The Notes bear interest at 50%, calculated monthly, and mature August 1, 2015. If the notes are repaid within the first month, the lenders are to be repaid 50% interest on the Notes (the “Premium”), a minimum payment of $22,500. The Premium shall be accreted to interest expense over the life of the note. During August 2015, the Notes were repaid.

Promissory notes payable at June 30, 2015 and December 31, 2014 consists of the following:

	June 30,	December 31,
	2015	2014
Notes payable	$22,500	$–
Discount on notes payable	(4,000)	–
Notes payable, net	18,500	–

Less current maturities	(18,500)	–

Long-Term Portion	$–	$–

F-7

Note 6 - Notes Payable – Related Party

On March 6, 2015, the Company repaid a Senior Unsecured Note including accrued interest in the amount of $55,585 to a shareholder of the Company. The note was due and payable on the earlier of (i) June 30, 2015 and (ii) the date upon which the Company receives gross proceeds of any offering of indebtedness, equity securities, or other of no less than $500,000. The remaining outstanding principal and interest on the note in the amount of $2,577 was forgiven and accounted for as contributed capital.

Note 7 – Convertible Notes Payable

a)

Senior Unsecured Convertible Note

On December 1, 2014, the Company issued a Senior Unsecured Convertible Note in the principal amount of $12,500. The note bears interest at a rate of 5% per annum. Principal and accrued interest on the note is due and payable on the earlier of (i) September 12, 2015 and (ii) the date upon which the Company receives gross proceeds of any offering of indebtedness, equity securities, or other of no less than $200,000 (the “Qualified Financing”). The note will automatically convert at the effective time of a Qualified Financing under the same terms given to investors in the Qualified Financing. During the first quarter of 2015, the Company entered into a Qualified Financing and the note became convertible. As per the terms of the Qualified Financing, the noteholder was issued 25,000 shares of common stock and 25,000 warrants entitling the holder to purchase one share of common stock for a five-year period at an exercise price of $0.60 per share.

b)

Senior Unsecured Convertible Note

On December 18, 2014, the Company issued a Senior Unsecured Convertible Note in the principal amount of $12,500. The note bears interest at a rate of 5% per annum. Principal and accrued interest on the note is due and payable on the earlier of (i) September 12, 2015 and (ii) the date upon which the Company receives gross proceeds of a Qualified Financing. The note will automatically convert at the effective time of a Qualified Financing under the same terms given to investors in the Qualified Financing. During the first quarter of 2015, the Company entered into a Qualified Financing and the note became convertible. As per the terms of the Qualified Financing, the noteholder was issued 25,000 shares of common stock and 25,000 warrants entitling the holder to purchase one share of common stock for a five-year period at an exercise price of $0.60 per share.

Note 8 - Loans Payable - Officers

During the six months ended June 30, 2015 and in prior periods, the Company’s officer made non-interest bearing loans to the Company. As of June 30, 2015 and December 31, 2014 the Company is reflecting a liability of $33,348, and $29,607, respectively. The Company did not impute interest on the loan as it was deemed to be de minimus to the financial statements.

Note 9 - Stockholders’ Deficit

Common stock

During February and March 2015, the Company sold $500,000 of Units to investors. Each Unit was sold at a price of $0.50 per Unit and consisted of one (1) share of common stock, par value $0.001 per share, of PeerLogix and one (1) warrant entitling the holder to purchase one share of common stock for a five-year period at an exercise price of $0.60 per share (the “Precedent Financing). An aggregate of 1,000,000 shares and 1,000,000 warrants were issued to such investors. All of the net proceeds that PeerLogix received from the Precedent Financing will continue to be utilized for PeerLogix’s working capital needs prior to the closing of the reorganization with a public entity (“Pubco”) and private placement. All of the Units sold in the Precedent Financing will be converted to Pubco securities upon the closing of the reorganization. (See Note 12 – Merger Transaction) The placement agent received as compensation for its services $50,000 (10% commission) and PeerLogix warrants that will automatically convert upon the closing of the reorganization into warrants to purchase 50,000 Pubco Units at a price of $0.01 per Unit, with each Unit consisting of one share of Pubco common stock and one warrant to purchase a share of Pubco common stock at a price of $0.60 per Share. The value of the warrants was a direct cost of the private placement and has been recorded as an increase and decrease to additional paid in capital. In addition the Company incurred legal and other miscellaneous costs in the amount of $14,263 related to the transaction.

F-8

Note 10 - Stock Warrants

The following tables set forth information concerning the Company's warrants outstanding as of, and during the six months ended June 30, 2015:

	Shares Underlying Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding at December 31, 2014	–	$–	$–

Granted	1,100,000	0.57	–
Expired	–	–	–
Exercised	–	–	–
Cancelled	–	–	–
Outstanding at June 30, 2015	1,100,000	0.57	–

The following is additional information with respect to the Company's warrants as of June 30, 2015:

Number of Warrants	Range of Exercise Price	Weighted Average Remaining Contractual Life (In Years)	Average Exercise Price	Currently Exercisable
1,100,000	$0.01 - $0.60	4.75	$0.57	1,100,000
1,100,000				1,100,000

Note 11 - Commitments and Contingencies

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the condensed consolidated financial statements as of June 30, 2015 and December 31, 2014.

Operating Leases

The Company has an operating lease for its New York office facility under a month-to-month agreement. Currently, the Company pays monthly rental payments of approximately $900. Rent expense for the six months ended June 30, 2015 and 2014 totaled $5,400 and $3,531, respectively.

Note 12 - Subsequent Events

Merger Transaction

On August 14, 2015, Realco International, Inc. (“Realco”), Peerlogix Technologies, Inc. (formerly PeerLogix, Inc.) (“PeerLogix”) and the shareholders of PeerLogix entered into a Share Exchange Agreement and on August 14, 2015 (the “ Closing Date”) completed the Share Exchange.

Pursuant to the Share Exchange Agreement, on the Closing Date, all of the shareholders of PeerLogix exchanged all of their shares of common stock for newly issued common shares of Realco. Realco acquired the business of PeerLogix pursuant to the Share Exchange and will continue the existing business operations of PeerLogix as a wholly-owned subsidiary.  The Share Exchange will be treated as a reverse recapitalization for financial reporting purposes.

Simultaneously with the Share Exchange, on the Closing Date all of the issued and outstanding options and warrants to purchase shares of PeerLogix common stock were exchanged, respectively, into options (the “New Options”) and warrants (the “New Warrants”) to purchase shares of Common Stock of Realco. The number of shares of Common Stock issuable under, and the price per share upon exercise of, the New Options and the New Warrants were the same as those of the original options and warrants of PeerLogix, as a result of a 1 for 1 exchange ratio of securities pursuant to the Share Exchange, which is described in the Share Exchange Agreement. The New Options will be administered under PeerLogix’s 2015 Equity Incentive Plan, which the Company assumed and adopted on the Closing Date in connection with the Share Exchange.

Financing Transaction

On September 10, 2015, the Company sold 265,000 Units at a price of $0.60 per Unit. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrants (the “Investor Warrants”) are exercisable for a period of five years at a purchase price of $0.72 per share of Common Stock. The investors in the closing collectively purchased 265,000 Units for total cash consideration of $159,000. The placement agent was paid commissions of $15,900 and was issued warrants to purchase 26,500 Units at an exercise price of $0.60 per Unit, with a term of five years. The placement agent also received payment of a 3% non-accountable expense allowance in the amount of $4,770.

Promissory notes

During July 2015, the Company issued a Promissory Note in the aggregate principal amount of $2,500 to a lender. The Note bears interest at 50%, calculated monthly, and matures August 1, 2015. If the note is repaid within the first month, the lender is to be repaid 50% interest on the Notes (the “Premium”), a minimum payment of $3,750. The Premium shall be accreted to interest expense over the life of the note. During August 2015, the Note was repaid.

Employment Agreements

On August 13, 2015 the Company entered into an employment agreement with Joshua Partridge as the Company’s Head of Business Development and Secretary. The agreement calls for a three year term, an annual salary of $120,000 per annum with annual 10% increases and a payment upon termination in an amount equal to any and all unpaid salary through the end of the term. On September 10, 2015, the Company entered into a new employment agreement with Mr. Partridge to reflect Mr. Partridge’s new position as the Company’s Chief Operating Officer. The terms of such employment agreement are otherwise identical to the August 13, 2015 employment agreement.

On August 13, 2015 the Company entered into an employment agreement with William Gorfein as the Company’s Chief Executive Officer. The agreement calls for a three year term, an annual salary of $120,000 per annum with annual 10% increases and a payment upon termination in an amount equal to any and all unpaid salary through the end of the term.

F-9

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

December 31, 2014 and 2013

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

and Stockholders of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

We have audited the accompanying consolidated balance sheet of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ deficit (members’ deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) as of December 31, 2014 and 2013, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2 to the consolidated financial statements, the Company has not yet generated any revenues, has incurred net losses since inception and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP

New York, NY

August 14, 2015

F-11

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

Consolidated Balance Sheets

	December 31, 2014	December 31, 2013

Assets

Current Assets
Cash	$10,049	$4,906
Prepaid expenses	495	–
Total Current Assets	10,544	4,906

Total Assets	$10,544	$4,906

Liabilities and Stockholders' Deficit (Members' Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	$74,973	$12,306
Demand loans payable	15,000	15,000
Current maturities of notes payable - related party	56,158	–
Current maturities of convertible notes payable	25,000	–
Loans payable - officers	29,607	12,239
Total Current Liabilities	200,738	39,545

Long-Term Liabilities:
Notes payable - related party, net of current maturities	–	2,433
Convertible notes payable, net of current maturities	58,000	–
Total Long-Term Liabilities	58,000	2,433

Total Liabilities	258,738	41,978

Commitments and Contingencies

Stockholders' Deficit (Members' Deficit)
Class A Units no par value per unit: no units issued or outstanding as of December 31, 2014; 10,472 units issued and outstanding as of December 31, 2013	–	38,230
Common stock par value $0.001: 20,000,000 shares authorized; 16,000,002 shares issued and outstanding as of December 31, 2014; no shares authorized, issued or outstanding as of December 31, 2013	16,000	–
Additional paid in capital	(239,727)	–
Accumulated deficit	(24,467)	(75,302)
Total Stockholders' Deficit (Members' Deficit)	(248,194)	(37,072)

Total Liabilities and Stockholders' Deficit (Members' Deficit)	$10,544	$4,906

See accompanying notes to the consolidated financial statements

F-12

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

Consolidated Statements of Operations

	For the Years Ended
	December 31, 2014	December 31, 2013

Revenue	$–	$250

Operating expenses
Compensation	26,052	23,606
Research and development expenses	57,407	28,675
Professional fees	126,411	17,872
General and administrative expenses	61,726	5,399
Operating expenses	271,596	75,552

Loss from operations	(271,596)	(75,302)

Interest expense	(3,563)	–

Net loss	$(275,159)	$(75,302)

Net loss per common share - basic and diluted	$(0.02)	$(0.01)

Weighted average number of common shares outstanding during the period - basic and diluted
Weighted average common shares outstanding - basic and diluted	15,819,212	14,660,166

See accompanying notes to the consolidated financial statements

F-13

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

Consolidated Statements of Stockholders' Deficit (Members' Deficit)

For the Years Ended December 31, 2014 and 2013

							Total
			Common Stock		Additional		Members'/
	Class A Units		par value $0.001		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, January 1, 2013	10,000	$–	–	$–	$–	$(6,770)	$(6,770)

Class A units issued for cash	472	45,000	–	–	–	–	45,000

Net loss	–	–	–	–	–	(75,302)	(75,302)

Balance, December 31, 2013	10,472	45,000	–	–	–	(82,072)	(37,072)

Class A units issued for services	698	64,037	–	–	–	–	64,037

Recapitalization from LLC to corporation	(11,170)	(109,037)	16,000,002	16,000	(239,727)	332,764	–

Net loss	–	–	–	–	–	(275,159)	(275,159)

Balance, December 31, 2014	–	$–	16,000,002	$16,000	$(239,727)	$(24,467)	$(248,194)

See accompanying notes to the consolidated financial statements

F-14

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31, 2014	December 31, 2013

Cash Flows From Operating Activities:
Net loss	$(275,159)	$(75,302)
Adjustments to reconcile net loss to net cash used in operating activities
Class A units issued for services	64,037	–
Changes in operating assets and liabilities:
Prepaid expenses	(495)	–
Accounts payable and accrued liabilities	62,667	12,056
Net Cash Used In Operating Activities	(148,950)	(63,246)

Cash Flows From Financing Activities:
Proceeds from demand loans	–	15,000
Proceeds from notes payable - related party	53,725	2,433
Proceeds from officer loans	17,368	5,719
Proceeds from convertible notes	83,000	–
Proceeds from issuance of Class A units	–	45,000
Net Cash Provided By Financing Activities	154,093	68,152

Net change in cash	5,143	4,906

Cash at beginning of year	4,906	–

Cash at end of year	$10,049	$4,906

Supplemental disclosures of cash flow information:
Interest paid	$–	$–
Income tax paid	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Recapitalization from LLC to corporation	$223,727	$–

See accompanying notes to the consolidated financial statements

F-15

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.)

December 31, 2014 and 2013

Notes to the Consolidated Financial Statements

Note 1 - Organization and Nature of Operations

IP Squared Technologies Holdings, LLC

IP Squared Technologies Holdings, LLC (the “LLC”) was organized as a Limited Liability Company under the laws of the State of Delaware on November 20, 2012. The LLC is a data aggregation company providing a proprietary software as a service (“SAAS”) platform which enables the tracking and cataloguing of Torrent files and Torrent networks in order to determine consumer trends and preferences based upon media consumption.

Peerlogix Technologies, Inc (formerly Peerlogix, Inc.).

Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) (the “Company”) (“Peerlogix”) was incorporated on December 9, 2014 under the laws of the State of Delaware for the sole purpose of acquiring all of the outstanding membership units of IP Squared Technologies Holdings, LLC. Upon incorporation, the Company issued an aggregate of 16,000,002 common shares of the newly formed corporation’s common stock to the members of the LLC for all of the outstanding membership units of IP Squared Technologies Holdings, LLC ( the “Recapitalization”). The transaction utilizes the capital structure of the Company and the assets and liabilities of IP Squared Technologies Holdings, LLC, which are recorded at historical cost. No value was given to the stock issued by the newly formed corporation. Therefore, the shares were recorded to reflect the $0.001 par value and paid in capital was recorded as a negative amount of ($16,000). See Note 8.

Note 2 - Going Concern and Management Liquidity Plans

The Company has not yet generated any revenues and continues to incur recurring losses from operations and has an accumulated deficit since inception. Accordingly, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a net loss of approximately $275,000 for the year ended December 31, 2014 and has a working capital deficit of approximately $190,000 as of December 31, 2014. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's primary source of operating funds since inception has been cash proceeds from the sale of Class A units, convertible debentures and notes payable. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The Company requires immediate capital to remain viable. In addition, the Company is currently in default on certain notes payable. (see Note 11) The Company can give no assurance that such financing will be available on terms advantageous to the Company, or at all. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all of its operational activities. There can be no assurance that such a plan will be successful. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business.  The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values.  The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with U.S. GAAP.

F-16

Principles of Consolidation

The Company's wholly-owned consolidated subsidiary is as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

IP Squared Technologies Holdings, LLC	Delaware	November 20, 2012 (December 9, 2014)	100%

The consolidated financial statements include all accounts of the Company and its wholly owned subsidiary as of December 31, 2014 and 2013 and for the years then ended. All significant inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s equity instruments, convertible debt, stock-based compensation, and the valuation allowance relating to the Company’s deferred tax assets.

Concentration of Credit Risk

The Company maintains deposits in a financial institution which is insured by the Federal Deposit Insurance Corporation (“FDIC”). The balance at times may exceed federally insured limits.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2014 and 2013, the Company does not have any cash equivalents.

Income Taxes

Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of these differences that have been included or excluded in the financial statements or tax returns.

The Company follows the provisions of Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes”, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also prescribes direction on the recognition, classification, interest and penalties in interim periods, disclosure and transition.

The Company classifies interest expense and any related penalties, if any, related to income tax uncertainties as a component of income tax expense. No interest or penalties have been recognized as of December 31, 2014 and 2013.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements for the years ended December 31, 2014 and 2013. The Company does not expect any significant changes in the unrecognized tax benefits within twelve months of the reporting date.

Prior to the Recapitalization in December 2014, the Company was a Delaware limited liability company that passed through income and losses to its members. As a result, the Company was not subject to any U.S. federal or state income taxes as the related tax consequences were reported by the individual members and would not have had a material impact on the consolidated financial statements. See Note 1.

F-17

Convertible Instruments

The Company bifurcates conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Research and Development

Research and development (“R&D”) expenses are charged to operations as incurred. During the years ended December 31, 2014 and 2013 the Company incurred R&D expenses of $57,407 and $28,675, respectively.

Net Loss Per Share

Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted loss per share includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants, convertible preferred stock and convertible notes. Common stock equivalents were excluded in the computation of diluted loss per share since their inclusion would be anti-dilutive. The weighted average common shares outstanding of the Company at December 31, 2014 and 2013 have been retroactively recast to reflect the Recapitalization.

Total shares issuable upon the conversion of convertible promissory notes for the years ended December 31, 2014 and 2013 were as follows:

	December 31,
	2014	2013
Convertible promissory notes	96,248	–
Total	96,248	–

Share-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and amortized over the respective employment agreements or director service periods. For non-employees, the fair value of the award is measured on the commitment date and generally re-measured on interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations as if such amounts were paid in cash.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

F-18

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the warrant liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer, who reports to the Chief Executive Officer, determine its valuation policies and procedures.

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer and are approved by the Chief Executive Officer.

Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

No such items existed as of December 31, 2014 and 2013.

Recently Issued Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation,” (“ASU 2014-10”). ASU 2014-10 removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company has elected to adopt ASU 2014-10 and, as a result, is not required to present the previously required development stage disclosures.

The FASB has issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company is currently evaluating the effect of the ASU on its consolidated financial position, results of operations and cash flows.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. The Company elected to adopt ASU 2014-15 early. Management’s evaluations regarding the events and conditions that raise substantial doubt regarding the Company’s ability to continue as a going concern have been disclosed in Note 2 to our consolidated financial statements.

F-19

In April 2015, the Financial Accounting Standards Board issued Accounting Standards Update 2015-03, Interest—Imputation of Interest.  To simplify presentation of debt issuance costs, the amendments in this Update would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments in this Update.  This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-250—Interest—Imputation of Interest (Subtopic 835-30), which has been deleted. The amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.  The Company is currently evaluating the effects of ASU 2015-03 on its consolidated financial statements.

The FASB and the SEC have issued certain accounting standards updates and regulations that will become effective in subsequent periods; however, management of the Company does not believe that any of those updates would have significantly affected the Company’s financial accounting measures or disclosures had they been in effect during 2014 or 2013, and does not believe that any of those pronouncements will have a significant impact on the Company’s consolidated financial statements at the time they become effective.

Subsequent Events

Management has evaluated subsequent events to determine whether events or transactions occurring through August 14, 2015, the date on which the financial statements were available to be issued, will require potential adjustment to or disclosure in the Company’s consolidated financial statements.

Note 4 – Demand Loans Payable

On January 24, 2013 a family member of an officer of the Company advanced $15,000 to the Company. The proceeds from the non-interest bearing advance were used for general operating expenses. As of December 31, 2014 and 2013, the Company is reflecting a liability of $15,000. The Company did not impute interest on the loan as it was deemed to be de minimus to the financial statements.

Note 5 - Notes Payable – Related Party

On December 1, 2013, the Company issued a Senior Unsecured Note in the principal amount of $2,433 to a shareholder of the Company. The note bears interest at a rate of 5% per annum. Principal and accrued interest on the note is due and payable on the earlier of (i) June 30, 2015 and (ii) the date upon which the Company receives gross proceeds of any offering of indebtedness, equity securities, or other of no less than $500,000. During 2014 the Company received additional advances under the note totaling $53,725. At December 31, 2014 and 2013 the principal balance on the note was $56,158 and $2,433, respectively. Note principal and interest in the aggregate of $55,585 was repaid on March 6, 2015, at which time, the remaining outstanding principal and interest on the note in the amount of $2,577 was forgiven and accounted for as contributed capital.

Debt under this obligation is as follows:

	December 31, 2014	December 31, 2013

Notes payable	$56,158	$2,433

Less: Current maturities	(56,158)	–

Notes payable, net of Current maturities	$–	$2,433

Note 6 – Convertible Notes Payable

a)

Senior Unsecured Convertible Note

On December 1, 2014, the Company issued a Senior Unsecured Convertible Note in the principal amount of $12,500. The note bears interest at a rate of 5% per annum. Principal and accrued interest on the note is due and payable on the earlier of (i) September 12, 2015 and (ii) the date upon which the Company receives gross proceeds of any offering of indebtedness, equity securities, or other of no less than $200,000 (the “Qualified Financing”). The note will automatically convert at the effective time of a Qualified Financing under the same terms given to investors in the Qualified Financing. At December 31, 2014, the principal balance on the note was $12,500. Through December 31, 2014, the Company evaluated the conversion option in this instrument and determined that the instrument is contingently convertible since the note could not be converted to equity, as a Qualified Financing (as defined) did not occur. In addition the Company determined no beneficial conversion feature existed at such time. During the first quarter of 2015 the Company entered into a Qualified Financing. As per the terms of the Qualified Financing, On March 4, 2015 the note was converted into 25,000 shares of common stock and 25,000 warrants entitling the holder to purchase one share of common stock for a five-year period at an exercise price of $0.60 per share.

F-20

b)

Senior Unsecured Convertible Note

On December 18, 2014, the Company issued a Senior Unsecured Convertible Note in the principal amount of $12,500. The note bears interest at a rate of 5% per annum. Principal and accrued interest on the note is due and payable on the earlier of (i) September 12, 2015 and (ii) the date upon which the Company receives gross proceeds of a Qualified Financing. The note will automatically convert at the effective time of a Qualified Financing under the same terms given to investors in the Qualified Financing. At December 31, 2014, the principal balance on the note was $12,500. Through December 31, 2014, the Company evaluated the conversion option in this instrument and determined that the instrument is contingently convertible since the note could not be converted to equity, as a Qualified Financing (as defined) did not occur. In addition the Company determined no beneficial conversion feature existed at such time. During the first quarter of 2015 the Company entered into a Qualified Financing. As per the terms of the Qualified Financing, on March 4, 2015 the note was converted into 25,000 shares of common stock and 25,000 warrants entitling the holder to purchase one share of common stock for a five-year period at an exercise price of $0.60 per share.

c)

Senior Unsecured Convertible Notes

During 2014 the Company engaged in an offering (the “Offering”) of Series A 10% Senior Convertible Promissory Notes in the aggregate principal amount of up to $300,000 with multiple investors (collectively, the “Convertible Notes”). During 2014, the Company received aggregate proceeds of $58,000 related to the offering.

The Convertible Notes contained the following terms and conditions:

•	Maturing March through September 2016,
•	Interest rate at 10% per annum, with interest payable at maturity,
•

Until the effective time of a merger, the Convertible Notes shall be convertible at the option of the holder thereof into shares of membership interests in the Company based on a $10 million pre-conversion valuation.

At the effective time of a merger, the Convertible Notes shall be automatically converted without any prior action by any holder into securities offered in a qualified financing at 20% discount to the qualified financing. For purposes of Note 6 (c) qualified financing means the sale for cash by the Company or any successor in interest to the Company by means of merger, share exchange, asset acquisition or otherwise, of equity or equity derivative securities (e.g., convertible indebtedness, preferred stock, warrants, etc.), or any combination thereof, generating aggregate gross proceeds of at least $1,500,000 (including the amount of any Notes which convert into securities issued in the qualified financing) as described herein, provided, that the Company shall effect a qualified transaction (e.g., merge, sell all or substantially all of its assets, etc.) substantially simultaneously with the consummation of such qualified financing.

The Company evaluates the provisions of the convertible notes periodically to determine whether any of the provisions would be considered embedded derivatives that would require bifurcation under ASC 815, Derivative Instruments and Hedging Activities (“ASC 815”). Because the Company is privately held, the shares of common stock underlying the convertible notes were not readily convertible to cash. Thus, the conversion option did not meet the net settlement requirement of ASC 815 and would not be considered a derivative if freestanding. Accordingly, the convertible notes did not contain an embedded conversion feature that must be bifurcated.

Since the convertible notes issued did not contain an embedded conversion feature that required bifurcation, we evaluated the conversion feature to determine if it was a beneficial conversion feature under ASC 470 (“Accounting for Debt”). The Company determined the conversion price exceeded the fair value of the underlying common stock. As such, there was no beneficial conversion feature for the convertible note issuances.

F-21

Debt under these obligations is as follows:

	December 31, 2014	December 31, 2013

Convertible notes payable	$83,000	$–

Less: current maturities	(25,000)	–

Convertible notes payable, net of Current maturities	$58,000	$–

Future minimum principal payments are as follows:

Year ending December 31:

2015	$25,000

2016	58,000

$83,000

Note 7 - Loans Payable - Officers

During the years ended December 31, 2014, 2013 and 2012, the Company’s officer made non-interest bearing loans to the Company. As of December 31, 2014 and 2013 the Company is reflecting a liability of $29,607, and $12,239, respectively. The Company did not impute interest on the loan as it was deemed to be de minimus to the financial statements.

Note 8 - Stockholders’ Deficit (Members’ Deficit)

Shares authorized

The Company is authorized to issue is 20,000,000 shares of Common Stock, par value $0.001 per share.

Capital contribution

On December 9, 2014, as part of the recapitalization, the Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the U.S. Securities and Exchange Commission (the “SEC”), by reclassifying the LLC members’ capital account inclusive of capital contributions of $109,037 and the LLC’s accumulated losses of ($332,764) as of December 9, 2014 to additional paid-in capital.

Class A Units

During the year ended December 31, 2013, IP Squared issued 472 Class A units for cash proceeds of $45,000.

During the year ended December 31, 2014, IP Squared issued 698 Class A units to a consultant for services rendered. The units were fully vested on the date of issuance. The Company recorded $64,037 of consultant fees in connection with such issuance. The Company determined the fair value of the equity–based payment based on the fair value of the consideration received which was more reliably measurable.

Each holder of Class A units was entitled to one vote for each Class A unit held. Upon the Recapitalization, all of the then-outstanding Class A units were converted into shares of common stock. As of December 31, 2014 and December 31, 2013, the Company had zero and 10,472 Class A units outstanding, respectively.

IP Squared Technologies Holdings, LLC Members’ Distributions

Prior to the Recapitalization, in accordance with the LLC Agreement, the Company distributed to the holders of Class A units (hereafter referred to as the members) pro rata net income or losses based upon the number of units held by the members.

Note 9 - Commitments and Contingencies

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no such matters that are deemed material to the consolidated financial statements as of December 31, 2014 and 2013.

Operating Leases

The Company has an operating lease for its New York office facility under a month-to-month agreement. Currently, the Company pays monthly rental payments of approximately $900. Rent expense totaled $8,121 and $0 for the years ended December 31, 2014 and 2013, respectively.

F-22

Note 10 – Income Taxes

The tax effects of temporary differences that give rise to deferred tax assets as of December 31, 2014 and December 31, 2013 are presented below:

Prior to the Recapitalization in December 2014, the Company was a Delaware limited liability company that passed through income and losses to its members. As a result, the Company was not subject to any U.S. federal or state income taxes as the related tax consequences were reported by the individual members.

The income tax provision (benefit) consists of the following:

	December 31,
	2014	2013
Federal
Current	–	–
Deferred	8,300	–
State and local
Current	–	–
Deferred	2,500	–
Change in valuation allowance	(10,800)	–
Income tax provision (benefit)	–	–

The reconciliation between the statutory federal income tax rate (34%) and the Company’s effective rate for the year ended December 31, 2014 and 2013 is as follows:

	2014	2013
U.S. Federal statutory rate	(34.0)%	–
State tax benefit, net of federal tax	(10.11)	–
Change in valuation allowance	44.11	–
Income tax provision (Benefit)	0.0%	0.0%

As of December 31, 2014 and 2013 the deferred tax asset consisted of the following:

	2014	2013
Deferred Tax Asset
Net operating loss carryovers	$10,800	$–
Total deferred tax asset	10,800	–
Valuation allowance	(10,800)	–
Net Deferred Tax Asset, net of valuation allowance	$–	$–

The Company files its income tax returns in the U.S. federal jurisdiction and the state of New York. The Company’s federal and state income tax returns are subject to examination by tax authorities beginning with the year ended December 31, 2012.

At December 31, 2014, the Company had approximately $24,000 of federal and state net operating losses that may be available to offset future taxable income. The net operating loss carryforwards will begin to expire in 2034 unless utilized. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s U.S. net operating carryovers may be subject to an annual limitation in the event of a change of control as defined the regulations.

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established.  Based upon the Company’s losses since inception, management believes that it is more likely than not that the future benefits of its deferred tax assets will not be realized and has therefore established a full valuation allowance. As of December 31, 2014, the change in valuation allowance was $10,800.

F-23

Note 11 - Subsequent Events

Financing activity

During February and March 2015, the Company sold $500,000 of Units to investors. Each Unit was sold at a price of $0.50 per Unit and consisted of one (1) share of common stock, par value $0.001 per share, of PeerLogix and one (1) warrant entitling the holder to purchase one share of common stock for a five-year period at an exercise price of $0.60 per share (the “Precedent Financing). All of the net proceeds that PeerLogix received from the Precedent Financing will continue to be utilized for PeerLogix’s working capital needs prior to the closing of a planned future reorganization with a public entity (“Pubco”) and private placement. All of the Units sold in the Precedent Financing will be converted to Pubco securities upon the closing of the planned reorganization. The placement agent received as compensation for its services $50,000 (10% commission) and PeerLogix warrants that will automatically convert upon the closing of the reorganization into warrants to purchase 50,000 Pubco Units at a price of $0.01 per Unit, with each Unit consisting of one share of Pubco common stock and one warrant to purchase a share of Pubco common stock at a price of $0.60 per Share.

Promissory notes

During June 2015, the Company issued Promissory Notes in the aggregate principal amount of $17,500 to six lenders. The Notes bear interest at 50%, calculated monthly, and mature August 1, 2015. If the notes are repaid within the first month, the lenders are to be repaid 50% interest on the Notes (the “Premium”), a minimum payment of $26,250. The Premium shall be accreted to interest expense over the life of the note. As of August 1, 2015, the Company is not compliant with the repayment terms of the notes and is in default. The Company intends to request that the maturity date of these notes be further extended, however, there can be no assurance that a further extension will be granted.

Employment Agreements

On August 13, 2015 the Company entered into an employment agreement with Joshua Partridge as the Company’s Head of Business Development and Secretary. The agreement calls for a three year term, an annual salary of $120,000 per annum with annual 10% increases and a payment upon termination in an amount equal to any and all unpaid salary through the end of the term.

On August 13, 2015 the Company entered into an employment agreement with William Gorfein as the Company’s Chief Executive Officer. The agreement calls for a three year term, an annual salary of $120,000 per annum with annual 10% increases and a payment upon termination in an amount equal to any and all unpaid salary through the end of the term.

F-24

Peerlogix, Inc. (formerly Realco International, Inc.)

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2015

(unaudited)

	Peerlogix Technologies, Inc	Peerlogix, Inc. (formerly Realco International, Inc)	Proforma Adjustments Peerlogix Technologies, Inc	Proforma Adjustments Peerlogix, Inc. (formerly Realco International, Inc)	Reference	Combined
	a	b

Current Assets
Cash	$805	$16,866	$–	$833,009	h	$850,680
Prepaid expenses and other current assets	870	6,750	–	–		7,620
Total Current Assets	1,675	23,616	–	833,009		858,300

Total Assets	$1,675	$23,616	$–	$833,009		$858,300

Current Liabilities:
Accounts payable and accrued liabilities	$148,958	$50	$–	$–		$149,008
Escrow	–	45,691	–	(45,691)	h	–
Demand loans payable	15,000	–	–	–		15,000
Current maturities of notes payable, net of debt discount of $4,000	18,500	–	–	–		18,500
Current maturities of convertible notes payable	53,000	–	–	–		53,000
Loans payable - officers	33,348	36,289	–	(36,289)	c	33,348
Total Current Liabilities	268,806	82,030	–	(81,980)		268,856

Long-Term Liabilities:
Convertible notes payable, net of current maturities	5,000	–	–	–		5,000
Total Long-Term Liabilities	5,000	–	–	–		5,000

Total Liabilities	273,806	82,030	–	(81,980)		273,856

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common stock	17,050	190	–	(17,013)	d,e,f,h	227
Additional paid in capital	222,537	22,110	–	851,288	c,d,e,f,g,h	1,095,935
Accumulated deficit	(511,718)	(80,714)	–	80,714	g	(511,718)
Total Stockholders' Equity (Deficit)	(272,131)	(58,414)	–	914,989		584,444

Total Liabilities and Stockholders' Equity (Deficit)	$1,675	$23,616	$–	$833,009		$858,300

F-25

Peerlogix, Inc. (formerly Realco International, Inc.)

Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2015

(unaudited)

	Peerlogix Technologies, Inc.	Peerlogix, Inc. (formerly Realco International, Inc.)	Proforma Adjustments Peerlogix Technologies, Inc.	Proforma Adjustments Peerlogix, Inc. (formerly Reealco International, Inc.)	Reference	Combined
	a	b

Revenue	$–	$–	$–	$–		$–

Operating expenses
Compensation	76,999	–	43,001	–	c	120,000
Research and development expenses	228,082	–	–	–		228,082
Professional fees	117,447	–	–	–		117,447
General and administrative expenses	58,875	45,461	–	–		104,336
Operating expenses	481,403	45,461	43,001	–		569,865

Loss from operations	(481,403)	(45,461)	(43,001)	–		(569,865)

Interest expense	(5,848)	–	–	–		(5,848)

Net loss	$(487,251)	$(45,461)	$(43,001)	$–		$(575,713)

Net loss per common share - basic and diluted						$(0.0253)

Weighted average number of common shares outstanding - basic and diluted						22,732,935

F-26

Peerlogix, Inc. (formerly Realco International, Inc.)

Pro Forma Condensed Combined Statement of Operations

(unaudited)

	For the year ended December 31, 2014 Peerlogix Technologies, Inc.	For the period February 14, 2014 (Inception) to December 31, 2014 Peerlogix, Inc. (formerly Realco International, Inc.)	Proforma Adjustments Peerlogix Technologies, Inc.	Proforma Adjustments Peerlogix, Inc. (formerly Reealco International, Inc.)	Reference	Combined
	a	b

Revenue	$–	$23,750	$–	$(23,750)	d	$–

Operating expenses
Compensation	26,052	–	213,948	–	c	240,000
Research and development expenses	57,407	–	–	–		57,407
Professional fees	126,411	–	–	–		126,411
General and administrative expenses	61,726	59,003	–	–		120,729
Operating expenses	271,596	59,003	213,948	–		544,547

Loss from operations	(271,596)	(35,253)	(213,948)	(23,750)		(544,547)

Interest expense	(3,563)	–	–	–		(3,563)

Net loss	$(275,159)	$(35,253)	$(213,948)	$(23,750)		$(548,110)

Net loss per common share - basic and diluted						$(0.0241)

Weighted average number of common shares outstanding - basic and diluted						22,732,935

F-27

PEERLOGIX, INC. (FORMERLY REALCO INTERNATIONAL, INC.)

PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

INTRODUCTORY NOTE

On August 14, 2015, Realco International, Inc. (“Realco”) and Peerlogix, Inc. (“Peerlogix”), a privately held company, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Under the terms of the Merger Agreement, Peerlogix exchanged all of their shares of common stock for newly issued common shares of Realco (the “Share Exchange”), with Realco remaining as the surviving corporation (the “Merger”).  The Share Exchange will be treated as a reverse merger and recapitalization of Peerlogix Technologies, Inc. for financial accounting purposes. Following the closing of the Merger, Realco changed its name to Peerlogix, Inc. (the “Company”) and Peerlogix changed its name to “Peerlogix Technologies, Inc.”  The stockholders of the Company before the Share Exchange, without giving effect to the Offering (as defined below) and after giving effect to cancellation of 18,000,000 shares of Realco common stock, retained 990,000 shares of Realco common stock, which after giving effect to a 4.04 for 1 split of Realco common stock (the “Stock Split”), will have become 3,999,600 shares of Realco common stock. Upon closing the transaction Peerlogix, Inc. had 21,049,602 shares of common stock outstanding. As a result of this transaction, the former owners of Peerlogix Technologies, Inc. own approximately 81.0% of Peerlogix, Inc. common stock and Peerlogix Technologies, Inc. is a wholly-owned subsidiary of Peerlogix, Inc.

Concurrently with the closing of the merger and in contemplation of the merger, the Company completed a private offering (the “Offering”) of 1,418,333 units of its securities (“Units”), at a price of $0.60 per Unit. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrants are exercisable for a period of five years at a purchase price of $0.72 per share of Common Stock. The investors in the Offering collectively purchased 2.5 million Units for total cash consideration of $851,000. The placement agent was paid commissions of $85,100 and was issued warrants to purchase 141,833 Units at an exercise price of $0.60 per Unit, with a term of five years. On September 10, 2015 the Company held the final closing of the Offering, pursuant to which it sold an additional 265,000 Units at a price of $0.60 per Unit. The investors in the final closing collectively purchased 265,000 Units for total cash consideration of $159,000. The placement agent was paid commissions of $20,670 and was issued warrants to purchase 26,500 Units at an exercise price of $0.60 per Unit, with a term of five years.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2015 combines the unaudited condensed balance sheet of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) and Peerlogix, Inc. (formerly Realco International, Inc.) as of June 30, 2015, giving effect to the transactions described in the Merger Agreement as if they had occurred on June 30, 2015.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2015 combines the unaudited condensed statement of operations of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) and Peerlogix, Inc. (formerly Realco International, Inc.) for the six months ended June 30, 2015, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2015.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 combines the statement of operations of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) and Peerlogix, Inc. (formerly Realco International, Inc.) for the year ended December 31, 2014, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2014.

The pro forma adjustments give effect to events that are directly attributable to the transactions discussed above, that have a continuing impact on the operations of Peerlogix, Inc. (formerly Realco International, Inc.), and are based on available data and certain assumptions that management believes are factually supportable.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) and those of Peerlogix, Inc. (formerly Realco International, Inc.) and the related notes thereto contained elsewhere in this filing. The pro forma adjustments and the unaudited pro forma information are not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or of the future financial position or operating results of Peerlogix, Inc. (formerly Realco International, Inc.)

F-28

PEERLOGIX, INC. (FORMERLY REALCO INTERNATIONAL, INC.)

NOTES TO THE PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

Note 1 – Merger Transaction

On August 14, 2015, Realco International, Inc. (the “Company”) (“Realco”) and Peerlogix, Inc. (“Peerlogix”), a privately held company, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Under the terms of the Merger Agreement, Peerlogix exchanged all of their shares of common stock for newly issued common shares of Realco (the “Share Exchange”), with Realco remaining as the surviving corporation (the “Merger”). Following the closing of the Merger, Realco changed its name to Peerlogix, Inc. and Peerlogix changed its name to “Peerlogix Technologies, Inc.” The transaction is being accounted for as a reverse business combination. At closing of the transaction former Peerlogix shareholders received approximately 81% of the common stock of the combined company.

Note 2 – Pro Forma Adjustments

The following unaudited pro forma condensed combined balance sheet as of June 30, 2015 combines the unaudited condensed balance sheet of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) and Peerlogix, Inc. (formerly Realco International, Inc.) as of June 30, 2015, giving effect to the transactions described in the Share Exchange as if they had occurred at the beginning of the period.

Balance Sheet – June 30, 2015

a.	Derived from the unaudited balance sheet of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) as of June 30, 2015.
b.	Derived from the unaudited balance sheet of Peerlogix, Inc. (formerly Realco International, Inc.) as of June 30, 2015.
c.	Relating to cancellation of Peerlogix, Inc. (formerly Realco International, Inc.) officer loan.
d.	Relating to 17,050,002 shares of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) common stock exchanged.
e.	Relating to 18,000,000 shares of Peerlogix, Inc. (formerly Realco International, Inc.) common stock cancelled.
f.	3,999,600 shares of Peerlogix, Inc. (formerly Realco International, Inc.) common stock retained by Realco stockholders relating to the 4.04 for 1 split of Peerlogix, Inc. (formerly Realco International, Inc.) common stock simultaneous to the share exchange.
g.	Elimination of Peerlogix, Inc. (formerly Realco International, Inc.) Accumulated Deficit related to merger transaction.
h.

Concurrently with the closing of the merger and in contemplation of the merger, the Company completed a private offering (the “Offering”) of 1,418,333 units of its securities (“Units”), at a price of $0.60 per Unit. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrants are exercisable for a period of five years at a purchase price of $0.72 per share of Common Stock. The investors in the Offering collectively purchased 1,418,333 Units for total cash consideration of $851,000. The placement agent was paid commissions of $85,100 and was issued warrants to purchase 141,833 Units at an exercise price of $0.60 per Unit. On September 10, 2015 the Company held the final closing of the Offering, pursuant to which it sold an additional 265,000 Units at a price of $0.60 per Unit. The investors in the final closing collectively purchased 265,000 Units for total cash consideration of $159,000. The placement agent was paid commissions of $20,670 and was issued warrants to purchase 26,500 Units at an exercise price of $0.60 per Unit, with a term of five years. Peerlogix, Inc. (formerly Realco International, Inc.) held funds in escrow prior to the closing of the initial private offering.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2015 combines the unaudited condensed statement of operations of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) and Peerlogix, Inc. (formerly Realco International, Inc.) for the six months ended June 30, 2015, giving effect to the transactions described in the Share Exchange as if they had occurred on January 1, 2015.

F-29

Statement of Operations – For the six months ended June 30, 2015.

a.	Derived from the unaudited Condensed Statement of Operations of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) for the six months ended June 30, 2015.

b.	Derived from the unaudited Condensed Statement of Operations of Peerlogix, Inc. (formerly Realco International, Inc.) for the six months ended June 30, 2015.

c.	Adjusted for the employment agreements entered into as a part of the transactions contemplated by the Merger Agreement. The agreements call for a three year term, aggregate salaries of $240,000 per annum with annual 10% increases and a payment upon termination in an amount equal to any and all unpaid salary through the end of the term.

The following unaudited pro forma combined statement of operations for the year ended December 31, 2014 combines the statement of operations of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) for the year ended December 31, 2014 and Peerlogix, Inc. (formerly Realco International, Inc.) for the period from February 14, 2014 (inception) to December 31, 2014, giving effect to the transactions described in the Merger Agreement as if they had occurred on January 1, 2014.

Statement of Operations – For the year ended December 31, 2014

a.	Derived from the Statement of Operations of Peerlogix Technologies, Inc. (formerly Peerlogix, Inc.) for the year ended December 31, 2014, included elsewhere in this document.

b.	Derived from the Statement of Operations of Peerlogix, Inc. (formerly Realco International, Inc.) for the period from February 14, 2014 (inception) to December 31, 2014

c.	Adjusted for the employment agreements entered into as a part of the transactions contemplated by the Merger Agreement. The agreements call for a three year term, aggregate salaries of $240,000 per annum with annual 10% increases and a payment upon termination in an amount equal to any and all unpaid salary through the end of the term.

d.	Elimination of Peerlogix, Inc. (formerly Realco International, Inc.) revenue since it is unrelated to the merger entity.

F-30